PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(TO PROSPECTUS DATED NOVEMBER 17, 2014)	Registration No. 333-199030

763,547 Shares of Common Stock

1,242.17099 Shares of Series B Convertible Preferred Stock

We are offering directly to select accredited investors up to 763,547 shares of common stock, par value $0.001 per share (the “common stock”), and up to 1,242.17099 shares of our series B convertible preferred stock, par value $0.001 per share (the “series B preferred stock”) which are convertible into 709,812 shares of common stock. The common stock will be sold at a negotiated price of $1.75 per share and the series B preferred stock will be sold at a negotiated price of $1,000 per share. For a more detailed description of the common stock and preferred stock, see the section entitled "Description of Securities We Are Offering" beginning on page S-22 of this prospectus supplement.

We have retained Northland Securities, Inc. and Euro Pacific Capital, Inc. as our placement agents to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made to purchase on or about March 13, 2015.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus for factors you should consider before buying our securities.

Our common stock is listed on the NYSE under the symbol "ENRJ," and our 10% Series A Cumulative Redeemable Perpetual Preferred Stock is listed under the symbol "ENRJPR." On March 11, 2015, the last reported sale price of our common stock and Series A preferred stock on the NYSE was $1.93 and $14.42, respectively. There is no established public trading market for the series B preferred stock, and we do not expect a market to develop. We do not intend to apply to list the series B preferred stock on any securities exchange.

As of March 11, 2015, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $11,333,881.52, based on 7,643,114 shares of outstanding common stock, of which approximately 4,348,381 shares were held by affiliates, and a price of $3.44 per share, which was the last reported sale price of our common stock on the NYSE on February 9, 2015. Prior to this offering, the value of all securities we have offered pursuant to General Instruction 1.B.6. of Form S-3 in the last 12 calendar months is $0.00

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and we take no responsibility for any other information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

As permitted by the rules and regulations of the Securities and Exchange Commission (the "SEC"), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's website or at the SEC's offices described below under the heading "Where You Can Find More Information." Before investing in our securities, you should read this prospectus and any accompanying prospectus supplement or free writing prospectus, as well as the additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference."

References to the "Company," "EnerJex," "we," "our" and "us" in this prospectus are to EnerJex Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3, registration statement number 333-199030, that we filed with Securities and Exchange Commission on November 17, 2014, and that was declared effective on February 25, 2015 (the Registration Statement). Under this shelf process, we may sell any combination of securities described in the accompanying prospectus in one or more offerings, up to the total dollar amounts appearing on the cover of the Registration Statement. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of our common stock and preferred stock being offered, the risks of investing in our common stock and preferred stock, and other items.

This document is in two parts.  The first part is this prospectus supplement, which contains specific information about the terms of the offering, including the types, amounts and prices of the securities being offered and the plan of distribution. This prospectus supplement may also add, update or change information contained in the accompanying prospectus and the documents incorporated by reference. This prospectus supplement may be updated or supplemented. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.  To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control.  You should read carefully both this prospectus supplement and the accompanying prospectus together with the additional information about us to which we refer you in the section of this prospectus supplement entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, accompanying prospectus or any document incorporated by reference is accurate as of any date other than its date, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, District of Columbia 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov . The reports and other information filed by us with the SEC are also available at our website. The address of the Company's website is www.enerjexresources.com . Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus "by reference," which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Company and its financial condition, business and results.

We are incorporating by reference the Company's filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the "2013 Form 10-K"), filed with the SEC on March 28, 2014;
•	the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, filed with the SEC on May 13, 2014, August 13, 2014 and November 14, 2014;
•	the Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 23, 2014;
•	the Company's Current Reports on Form 8-K filed on May 14, 2014, May 27, 2014, June 2, 2014, June 3, 2014, June 13, 2014, June 17, 2014, June 17, 2014, June 20, 2014, June 23, 2013, July 21, 2014, August 15, 2014, August 25, 2014, October 15, 2015, November 17, 2014, January 6, 2015, and January 20, 2015 (except that any portions thereof which are furnished and not filed shall not be deemed incorporated);

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•	the description of our common stock contained in our Form 8-A filed on June 12, 2014, including any amendments or reports filed for the purpose of updating the description; and
•	the description of our 10% Series A Cumulative Redeemable Preferred Stock contained in our Form 8-A filed on June 13, 2014, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

EnerJex Resources, Inc.

4040 Broadway, Suite 508

San Antonio, TX 78209

Attn: Robert G. Watson, Jr.

(210) 451-5545

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this prospectus, other than statements of historical facts, which address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as future capital expenditures, growth, product development, sales, business strategy and other similar matters are forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms or other similar expressions or phrases. These forward-looking statements are based largely on our current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from the forward-looking statements set forth herein as a result of a number of factors, including, but not limited to, our products’ current state of development, the need for additional financing, changes in our business strategy, competition in various aspects of our business, the risks described under “Risk Factors” beginning on page S-8 of this prospectus and other risks detailed in our reports filed with the Securities and Exchange Commission, or the SEC. In light of these risks and uncertainties, all of the forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized. We undertake no obligation to update or revise any of the forward-looking statements contained in this prospectus. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

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THE OFFERING

Common stock offered by us	We are offering 763,547 shares of common stock.

Preferred stock offered by us	We are offering 1,242.17099 shares of series B preferred stock, convertible into 709,812 shares of common stock, at an initial conversion price of $1.75 per share. Holders of the Series B preferred stock shall be entitled receive the same dividends actually paid with regard to shares of common stock, when, as and if declared, on an as-converted to common stock basis. Subject to standard exceptions, until the date immediately following 10 consecutive trading days during which (i) the volume weighted average prices exceeds $4.30, and (ii) the daily trading volume exceeds 200,000 shares per day, the conversion price of the series B preferred stock is subject to full ratchet anti-dilution adjustment in the event we issue any convertible debt or equity below the then-current conversion. Series B preferred stock will rank above all other outstanding classes of stock other than our Series A preferred stock with respect to dividend rights and liquidation. Series B preferred stock has no voting rights except as otherwise provided in the certificate of designation or required by law.

Common stock outstanding before this offering	7,643,114

Common Stock outstanding after this offering (assuming no conversion of the series B preferred stock)	8,406,661

Use of proceeds	We intend to use the net proceeds from this offering for general working capital purposes. See “Use of Proceeds” on page S-21.

Market for the common stock and series B preferred stock	Our common stock is quoted and traded on NYSE Market under the symbol “ENRJ.” However, there is no established public trading market for the offered series B preferred stock, and we do not expect a market to develop. In addition, we do not intend to apply to list the series B preferred stock on any securities exchange.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

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Recent Developments:	Our reserve engineer consultant has confirmed that the oil and gas reserve report for the calendar year ended December 31, 2014, will show a decline in our proved developed producing reserves below the figure shown in the reserve report that such reserve engineer consultant rendered for the calendar year ended December 31, 2013. The total present value of our proved reserves as of December 31, 2013 was approximately $102 million. We believe the value of our proved reserves is likely to be approximately $64 million.

While under applicable SEC guidelines we will report the present value of our reserves based upon the average month-end price of oil for each of the 12 months in the calendar year ended December 31, 2014, actual market values dropped precipitously in the last calendar quarter of 2014, so the value of our reserves as calculated by the terms of our credit facility will be lower.

Under the terms of our secured credit facility, the value of our available reserves is the primary factor that defines our "borrowing base," which is the maximum amount that we are entitled to borrow under that secured credit facility. Because of the pending reduction in the reported amount of our available reserves, the borrowing base under our credit agreement is likely to be reduced to between $18.0 million and $20.0 million, which is less than the currently outstanding unpaid principal balance of our loan in the amount of $23.5 million. That shortfall will result in a material default by us under the terms of the credit agreement, and our secured lender will require that we develop an acceptable plan to bring the principal balance below the borrowing base. Even after completing this financing, we believe it is likely that the outstanding principal balance of our secured credit facility will exceed by approximately $1.0 million the sum of our borrowing base and the amount of our liquid assets.

Our secured lender may require that we address this shortfall with a plan that includes amortizing monthly debt service payments, which, in turn, is likely to require that we suspend payment of cash dividends on our series A preferred stock. If our secured lender does not approve our plan for addressing that issue, then the lender may exercise its default remedies under the documents evidencing and securing our credit facility, including foreclosure of the lien securing our loan.

By reason of that shortfall, it is likely that our auditors will issue a going concern qualification to their audit opinion letter for the period ended December 31, 2014. The issuance of such a qualified audit opinion letter is likely to be a material default under our credit agreement.

There is a risk of a decline in the value of our common stock after we disclose in our filings with the United States Securities and Exchange Commission the material reduction in the amount and the value of our available oil and gas reserves, the fact that the outstanding principal balance of our secured credit facility will exceed the borrowing base under that credit facility, the potential issuance by the auditors of a going concern qualification to their audit opinion letter, and a possible suspension in the payment of cash dividends on our series A preferred stock.

Anticipated 2014 Revenue and Expense	We presently expect our revenues for the calendar year ended December 31, 2014, to be between $14 million and $15 million and our expenses for that period to be between $13 million and $14 million.

Other Recent Developments	In addition to having pursued this offering, we currently are evaluating a number of strategic initiatives, including but not limited to potential acquisitions, mergers and sales of non-core assets. The Company holds a minority interest in a corporation that is expected to close on a sale of its principal assets in approximately 30 days which is expected to generate approximately $1.5 million to us during 2015.

NYSE Market Symbol	ENRJ

The number of shares of common stock outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of March 10, 2015, which was 7,643,114, and does not include, as of that date:

•	236,000 shares of our common stock issuable upon the exercise of outstanding stock options under our 2014 Incentive Plan, having a weighted average exercise price of $9.33 per share;

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•	709,812 shares of common stock issuable upon conversion of the series B preferred stock to be issued in this offering, at an initial conversion price of $1.75 per share;

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding options and series B preferred stock available for issuance.

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ABOUT ENERJEX RESOURCES, INC.

Overview

We operate as an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the mid-continent region of the United States.

Our primary business objective is to increase our oil and natural gas production, reserves, and cash flow in a manner that is accretive for our shareholders by acquiring and developing properties that have low production decline rates and offer abundant drilling opportunities with low risk profiles.

We drilled 48 oil wells in 2013 with a 100% success rate, and our ratio of proved reserves to production is 32.8 years based on our annualized production volumes for the three months ended December 31, 2013. For the six months ended March 31, 2014, we reactivated multiple oil and natural gas wells in our Adena Field Project and initiated natural gas production under a new sales contract. In addition, we successfully completed workovers on eight natural gas wells in our Niobrara Project.

As of June 30, 2014, we owned oil and natural gas leases covering more than 90,000 net acres in Kansas, Colorado, Nebraska, and Texas, of which approximately 64% is held by production. We have identified more than 500 drilling locations on this acreage from which we expect to recover commercial quantities of oil and natural gas.

Our total net proved oil and natural gas reserves as of December 31, 2013 were 5.8 million barrels of oil equivalent (Boe), of which 77% was oil. Of the 5.8 million Boe of total proved reserves, approximately 49% were classified as proved developed producing, approximately 17% were classified as proved developed non-producing, and approximately 34% were classified as proved undeveloped. The total PV10 (present value) of our proved reserves as of December 31, 2013 was $102.4 million.

Strategy

The principal elements of our business strategy are to:

•	Develop Our Existing Properties . We plan to increase our oil and natural gas production, reserves, and cash flow by developing our extensive inventory of drilling locations that we have identified on our existing properties.

•	Maximize Operational Control . We seek to operate and maintain a substantial working interest in the majority of our properties. We believe the ability to control our drilling inventory will provide us with the opportunity to more efficiently allocate capital, manage resources, control operating and development costs, and utilize our experience and knowledge of oil and gas field technologies.

•	Pursue Selective Acquisitions and Joint Ventures . We believe our local presence in Kansas, Colorado, Nebraska, and Texas makes us well-positioned to pursue selected acquisitions and joint venture arrangements.

•	Reduce Unit Costs Through Economies of Scale and Efficient Operations. As we increase our oil and natural gas production and develop our existing properties, we expect that our unit cost structure will benefit from economies of scale. In particular, we anticipate reducing unit costs through greater utilization of our existing infrastructure over a larger number of wells.

•	Reduce Oil Price Risk . We seek to minimize the risk to our business of a decline in future oil prices by entering into derivative or physical hedging arrangements with respect to a portion of our anticipated future oil production.

We were formerly known as Millennium Plastics Corporation and were incorporated in the State of Nevada on March 31, 1999. We abandoned a prior business plan focusing on the development of biodegradable plastic materials. In August 2006, we acquired Midwest Energy, Inc., a Nevada corporation, pursuant to a reverse merger. After the merger, Midwest Energy became a wholly owned subsidiary, and as a result of the merger the former Midwest Energy stockholders controlled approximately 98% of our outstanding shares of common stock. We changed our name to EnerJex Resources, Inc. in connection with the merger, and in November 2007 we changed the name of Midwest Energy (now our wholly owned subsidiary) to EnerJex Kansas, Inc. All of our current operations are conducted through EnerJex Kansas, Inc., Black Raven Energy, Inc., and Black Sable Energy, LLC, and our leasehold interests are held in our wholly owned subsidiaries Black Raven Energy, Inc., Adena, LLC, Black Sable Energy, LLC, Working Interest, LLC, and EnerJex Kansas, Inc.

Recent Developments

Our 2014 oil and gas reserve report will show a material decline in our estimated reserves, which will have adverse implications to our balance sheet.

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Our 2014 oil and gas reserve report will show a material decline in our estimated reserves compared to the 2013 oil and gas reserve attached as an exhibit to our 2013 annual report on Form 10-K filed on March 28, 2014. The total present value ("PV10") of our proved reserves as of December 31, 2013 was approximately $102 million. "PV10" as determined under SEC guidelines means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development and abandonment costs, using prices and costs in effect at the determination date, before income taxes, and without giving effect to non-property related expenses, discounted to a present value using an annual discount rate of 10% in accordance with the guidelines of the SEC. We believe the value of our proved reserves as of December 31, 2014 is likely to be approximately $64 million. There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond our control. Further, reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in any exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates made by different engineers often vary from one another.

Estimates of quantities of proved reserves and their PV10 value are affected by changes in crude oil and gas prices, because estimates are based on prevailing prices at the time of their determination. In September 2014, the price of oil began a sharp decline, and the approximately 50% decline in the price of oil resulted in a decline in our oil reserve estimates.

The reduction in our reserve estimates is anticipated to be very significant, and would change the schedule of any further production and development drilling. Those reductions in the values of our reserves also would have adverse implications on our balance sheet and operating results, most specifically to the carrying value of our oil and natural gas properties and the results of our depletion expense. Accordingly, reserve estimates are generally different, and often materially so, from the quantities of oil and natural gas that are ultimately recovered. Furthermore, estimates of quantities of proved reserves and their PV10 value may be affected by changes in crude oil and gas prices because the Company’s estimates are based on prevailing prices at the time of their determination.

 We anticipate that our 2014 oil and gas reserve report, when issued, will cause a material reduction in our borrowing base under our revolving credit facility, resulting in us being significantly overdrawn on our credit facilities.

As of the date of this prospectus supplement, we are in compliance with all financial covenants imposed on our business by our lenders.

However, our maximum borrowings under our credit facility are subject to reduction based upon a borrowing base calculation, which is re-determined using updated reserve reports. If, as we now believe, our final 2014 reserve report will show materially reduced available reserves as discussed above, then our borrowing base will be similarly reduced. Such a reduction will likely show that we are overdrawn on our credit facilities, and therefore not in compliance with the financial covenants imposed by our lenders.

Our current estimate of our borrowing base, based upon the preliminary findings of our consultants preparing our oil and gas reserve report, is that we may be overdrawn on our credit facilities by between $3.5 million and $5.5 million.

Other Recent Developments

In addition to having pursued this offering, the Company currently is evaluating a number of strategic initiatives, including but not limited to potential acquisitions, mergers and sales of non-core assets. The Company holds a minority interest in a corporation that is expected to close on a sale of its principal assets in approximately 30 days which is expected to generate approximately $1.5 million to us during 2015.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as the risks described under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and the other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which we have incorporated herein by reference. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks, and the market or trading price of our securities could decline due to any of these risks. In addition, please read "Disclosure Regarding Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Recent Developments

Our 2014 oil and gas reserve report will show a material decline in our estimated reserves, which will have adverse implications to our balance sheet.

We believe that our 2014 oil and gas reserve report will show a material decline in our estimated reserves. There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond our control. For example, estimates of quantities of proved reserves and their PV10 value are affected by changes in crude oil and gas prices, because estimates are based on prevailing prices at the time of their determination. Further, reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in any exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates made by different engineers often vary from one another.

The reduction in our reserve estimates is anticipated to be very significant, and would change the schedule of any further production and development drilling. Any potential revisions due to an overstatement of the Company's oil and natural gas reserves would also have adverse implications on our balance sheet and operating results, most specifically to the carrying value of our oil and natural gas properties and the results of our depletion expense. Accordingly, reserve estimates are generally different, and often materially so, from the quantities of oil and natural gas that are ultimately recovered. Furthermore, estimates of quantities of proved reserves and their PV10 value may be affected by changes in crude oil and gas prices because the Company’s estimates are based on prevailing prices at the time of their determination.

 We anticipate that our 2014 oil and gas report, when issued, will cause a material reduction in our borrowing base under our revolving credit facility, resulting in us being significantly overdrawn on our credit facilities.

As of the date of this prospectus supplement, we are in compliance with all financial covenants imposed on our business by our lenders.

However, our maximum borrowings under our credit facility are subject to reduction based upon a borrowing base calculation, which is re-determined using updated reserve reports. If, as we believe, our 2014 reserve report will when issued show a materially reduced available reserves as discussed above, our borrowing base will be similarly reduced. Such a reduction will likely show that we are overdrawn on our credit facilities and therefore not in compliance with the financial covenants imposed by our lenders.

Our current estimate of our borrowing base, based upon the preliminary findings of our consultants preparing our oil and gas reserve report, is that we may be overdrawn on our credit facilities by between $3.5 million and $5.5 million.

Any plan that our lender will impose to reduce our excess borrowings under our secured credit facilities may require that we make amortizing payments to our secured lender, which may limit our ability to pay other expenses in the ordinary course and may require that we suspend payments of dividends on our series A preferred stock.

If we become overdrawn on our secured credit facility, as we currently expect, our lender will impose a plan that we reduce the amount of that overdraft. Any such plan may include an adjustment in the interest rate on our secured credit facilities and a requirement for regular monthly amortizing payments. Any such plan would likely require, among other things, that we apply our net cash flow to repayment of the principal of our secured credit facilities, limit our ability to pay our ordinary operating expenses as they become due, limit our production activities, and may require that we suspend payment of dividends on our series A preferred stock. All of those factors will adversely affect the results of our operations and our stock price.

With respect to our 2014 financial statements, our auditors are likely to issue an audit opinion that is qualified by a “going concern” qualification, which may adversely affect our ability to raise further capital.

As a result of the reduction in the value of our available reserves that we expect to be reflected in our final reserve report for the year ended December 31, 2014, we will be overdrawn on our secured credit facilities as of that date. To cure the overdraft in our credit facilities, we may need to raise additional equity capital. The overdraft under our credit facilities, and any plan that our secured lender may impose as a consequence of that overdraft, is likely to cause our auditors to issue an audit opinion that is qualified by a “going concern” exception that questions whether we can continue to operate as a going concern. Any “going concern” qualification, in turn, likely would be a default under our secured credit facilities, and could adversely affect the interest rate on our secured credit facility and our ability to raise further capital.

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With respect to our 2014 financial statements, we expect to incur write-downs of the carrying value of our oil and gas properties, which would adversely impact our earnings.

Because we expect our final reserve report for the year ended December 31, 2014 to reflect a material reduction in our available reserves, we expect that we will effect a write-down in the carrying value of our oil and gas properties that will adversely affect our earnings. We review the carrying value of our oil and gas properties under the full-cost accounting rules of the SEC on a quarterly basis. This quarterly review is referred to as a ceiling test. Under the ceiling test, capitalized costs, less accumulated amortization and related deferred income taxes, may not exceed an amount equal to the sum of the present value of estimated future net revenues (adjusted for cash flow hedges) less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. In calculating future net revenues, current prices and costs used are those as of the end of the appropriate quarterly period. Such prices are utilized except where different prices are fixed and determinable from applicable contracts for the remaining term of those contracts, including the effects of derivatives qualifying as cash flow hedges. Two primary factors impacting this test are reserve levels and current prices, and their associated impact on the present value of estimated future net revenues. Revisions to estimates of oil and gas reserves and/or an increase or decrease in prices can have a material impact on the present value of estimated future net revenues. Any excess of the net book value, less deferred income taxes, is generally written off as an expense. Under SEC regulations, the excess above the ceiling is not expensed (or is reduced) if, subsequent to the end of the period, but prior to the release of the financial statements, oil and gas prices increase sufficiently such that an excess above the ceiling would have been eliminated (or reduced) if the increased prices were used in the calculations.

Risks Related to our Business

Current volatile market conditions and significant fluctuations in energy prices may continue indefinitely, negatively affecting our business prospects and viability.

The oil and gas markets are very volatile, and we cannot predict future oil and natural gas prices. Historically, oil and natural gas prices have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. Any substantial decline in the price of oil and natural gas will likely have a material adverse effect on our planned operations and financial condition. The amount of any royalty payment we receive, if any, from the production of oil and gas from our oil and gas interests will depend on numerous factors beyond our control.

Declining economic conditions and worsening geopolitical conditions could negatively impact our business

Our operations are affected by local, national and worldwide economic conditions.  Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 5 years, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally.   The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets.

In addition, actual and attempted terrorist attacks in the United States, Middle East, Southeast Asia and Europe, and war or armed hostilities in the Middle East, the Persian Gulf, North Africa, Iran, North Korea or elsewhere, or the fear of such events, could further exacerbate the volatility and disruption to the financial markets and economy.

While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may materially adversely affect the price of oil and gas, our revenues, liquidity and future growth.  Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

The oil and natural gas business involves numerous uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.

Our development, exploitation and exploration activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a well does not ensure a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical. In addition to their cost, unsuccessful wells can hurt our efforts to replace reserves.

The oil and natural gas business involves a variety of operating risks, including:

•	unexpected operational events and/or conditions;
•	reductions in oil and natural gas prices;
•	limitations in the market for oil and natural gas;
•	adverse weather conditions;
•	facility or equipment malfunctions;

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•	title problems;
•	oil and gas quality issues;
•	pipe, casing, cement or pipeline failures;
•	natural disasters;
•	fires, explosions, blowouts, surface cratering, pollution and other risks or accidents;
•	environmental hazards, such as oil spills, pipeline ruptures and discharges of toxic gases;
•	compliance with environmental and other governmental requirements; and
•	uncontrollable flows of oil or natural gas or well fluids.

If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely affect our ability to conduct operations. We could also incur substantial losses as a result of:

•	injury or loss of life;
•	severe damage to and destruction of property, natural resources and equipment;
•	pollution and other environmental damage;
•	clean-up responsibilities;
•	regulatory investigation and penalties;
•	suspension of our operations; and
•	repairs to resume operations.

Because we use third-party drilling contractors to drill our wells, we may not realize the full benefit of worker compensation laws in dealing with their employees. Our insurance does not protect us against all operational risks. We do not carry business interruption insurance at levels that would provide enough funds for us to continue operating without access to other funds. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could impact our operations enough to force us to cease our operations.

Drilling wells is speculative, and any material inaccuracies in our forecasted drilling costs, estimates or underlying assumptions will materially affect our business.

Developing and exploring for oil and natural gas involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives. The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services. Drilling may be unsuccessful for many reasons, including geological conditions, weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of an oil or gas well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells. Substantially all of our wells drilled through March 31, 2014 have been development wells and a majority of the wells drilled by Black Raven have been considered by Black Raven to be development wells. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economic. Our initial drilling and development sites, and any potential additional sites that may be developed, require significant additional exploration and development, regulatory approval and commitments of resources prior to commercial development. If our actual drilling and development costs are significantly more than our estimated costs, we may not be able to continue our business operations as proposed and would be forced to modify our plan of operation.

Development of our reserves, when established, may not occur as scheduled and the actual results may not be as anticipated. Drilling activity and lack of access to economically acceptable capital may result in downward adjustments in reserves or higher than anticipated costs. Our estimates will be based on various assumptions, including assumptions over which we have no control and assumptions required by the SEC relating to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. We have limited control over our operations that affect, among other things, acquisitions and dispositions of properties, availability of funds, use of applicable technologies, hydrocarbon recovery efficiency, drainage volume and production decline rates that are part of these estimates and assumptions and any variance in our operations that affects these items within our control may have a material effect on reserves.  The process of estimating our oil and gas reserves is extremely complex, and requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Our estimates may not be reliable enough to allow us to be successful in our intended business operations. Our actual production, revenues, taxes, development expenditures and operating expenses will likely vary from those anticipated. These variances may be material.

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Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our cash flows and income.

Unless we conduct successful development, exploitation and exploration activities or acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. Producing oil and gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and gas production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may be unable to make such acquisitions because we are:

•	unable to identify attractive acquisition candidates or negotiate acceptable purchase contracts with them;
•	unable to obtain financing for these acquisitions on economically acceptable terms; or
•	outbid by competitors.

If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing properties would be incapable of sustaining commercial production.

Our decision to acquire a property will depend in part on the evaluation of data obtained from production reports and engineering studies, geophysical and geological analyses and seismic and other information, the results of which are often incomplete or inconclusive.

Our reviews of acquired properties can be inherently incomplete because it is not always feasible to perform an in-depth review of the individual properties involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, plugging or orphaned well liability are not necessarily observable even when an inspection is undertaken.

We must obtain governmental permits and approvals for drilling operations, which can result in delays in our operations, be a costly and time consuming process, and result in restrictions on our operations.

Regulatory authorities exercise considerable discretion in the timing and scope of well drilling permit issuances in the region in which we operate. Compliance with the requirements imposed by these authorities can be costly and time consuming and may result in delays in the commencement or continuation of our exploration or production operations and/or fines. Regulatory or legal actions in the future may materially interfere with our operations or otherwise have a material adverse effect on us. In addition, we are often required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that a proposed project may have on the environment, threatened and endangered species, and cultural and archaeological artifacts. Accordingly, the well drilling permits we need may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements that restrict our ability to conduct our operations or to do so profitably.

Cost and availability of drilling rigs, equipment, supplies, personnel and other services could adversely affect our ability to execute on a timely basis our development, exploitation and exploration plans.

Shortages or an increase in cost of drilling rigs, equipment, supplies or personnel could delay or interrupt our operations, which could impact our financial condition and results of operations. Drilling activity in the geographic areas in which we conduct drilling activities may increase, which would lead to increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. Increased drilling activity in these areas may also decrease the availability of rigs. We do not have any contracts for drilling rigs and drilling rigs may not be readily available when we need them. Drilling and other costs may increase further and necessary equipment and services may not be available to us at economical prices.

Our exposure to possible leasehold defects and potential title failure could materially adversely impact our ability to conduct drilling operations.

We obtain the right and access to properties for drilling by obtaining oil and natural gas leases either directly from the hydrocarbon owner, or through a third party that owns the lease. The leases may be taken or assigned to us without title insurance. There is a risk of title failure with respect to such leases, and such title failures could materially adversely impact our business by causing us to be unable to access properties to conduct drilling operations.

We operate in a highly competitive environment and our competitors may have greater resources than do we.

The oil and natural gas industry is intensely competitive and we compete with other companies, many of which are larger and have greater financial, technological, human and other resources. Many of these companies not only explore for and produce crude oil and/or natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil and properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue exploration activities during periods of low oil and gas market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. If we are unable to compete, our operating results and financial position may be adversely affected.

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Oil and natural gas prices are volatile. Future volatility may cause negative change in our cash flows which may result in our inability to cover our operating or capital expenditures.

Our future revenues, profitability, future growth and the carrying value of our properties is anticipated to depend substantially on the prices we may realize for our oil and natural gas production. Our realized prices may also affect the amount of cash flow available for operating or capital expenditures and our ability to borrow and raise additional capital.

Oil and natural gas prices are subject to wide fluctuations in response to relatively minor changes in or perceptions regarding supply and demand. Historically, the markets for oil and natural gas have been volatile, and they are likely to continue to be volatile in the future. Among the factors that can cause this volatility are:

•	Commodities speculators;
•	local, national and worldwide economic conditions;
•	worldwide or regional demand for energy, which is affected by economic conditions;
•	the domestic and foreign supply of oil and gas;
•	weather conditions;
•	natural disasters;
•	acts of terrorism;
•	domestic and foreign governmental regulations and taxation;
•	political and economic conditions in oil producing countries, including those in the Middle East and South America;
•	impact of the U.S. dollar exchange rates on oil prices;
•	the availability of refining capacity;
•	actions of the Organization of Petroleum Exporting Countries, or OPEC, and other state controlled oil companies relating to oil price and production controls; and
•	the price and availability of other fuels.

It is impossible to predict oil and gas price movements with certainty. A drop in prices may not only decrease our future revenues on a per unit basis but also may reduce the amount of oil and gas that we can produce economically. A substantial or extended decline in oil and gas prices may materially and adversely affect our future business enough to force us to cease our business operations. In addition, our reserves, financial condition, results of operations, liquidity and ability to finance and execute planned capital expenditures will also suffer in such a price decline.

Lower prices for oil and natural gas reduce demand for our services and could have a material adverse effect on our revenue and profitability.

Benchmark crude prices peaked at over $140 per barrel in July 2008 and then declined to approximately $92 per barrel at year-end 2012. During 2013, the benchmark for crude prices fluctuated between $85 per barrel and $110 per barrel. Demand for our services depends on oil and natural gas industry activity and expenditure levels that are directly affected by trends in oil and natural gas prices. In addition, demand for our services is particularly sensitive to the level of exploration, development and production activity of and the corresponding capital spending by, oil and natural gas companies. Any prolonged reduction in oil and natural gas prices could depress the near-term levels of exploration, development, and production activity. Perceptions of longer-term lower oil and natural gas prices by oil and natural gas companies could similarly reduce or defer major expenditures given the long-term nature of many large-scale development projects. Lower levels of activity result in a corresponding decline in the demand for our services, which could have a material adverse effect on our revenue and profitability. Additionally, these factors may adversely impact our financial position if they are determined to cause an impairment of our long-lived assets.

Our business is affected by local, national and worldwide economic conditions and the condition of the oil and natural gas industry.

Recent economic data indicates the rate of economic growth worldwide has declined significantly from the growth rates experienced in recent years. Current economic conditions have resulted in uncertainty regarding energy and commodity prices. In addition, future economic conditions may cause many oil and natural gas production companies to further reduce or delay expenditures in order to reduce costs, which in turn may cause a further reduction in the demand for drilling services. If conditions worsen, our business and financial condition may be adversely impacted.

Our business involves numerous operating hazards, and our insurance and contractual indemnity rights may not be adequate to cover our losses.

Our operations are subject to the usual hazards inherent in the drilling and operation of oil and natural gas wells, such as blowouts, reservoir damage, loss of production, loss of well control, punch throughs, craterings, fires and pollution. The occurrence of these events could result in the suspension of drilling or production operations, claims by the operator and others affected by such events, severe damage to, or destruction of, the property and equipment involved, injury or death to drilling personnel, environmental damage and increased insurance costs. We may also be subject to personal injury and other claims of drilling personnel as a result of our drilling operations. Operations also may be suspended because of machinery breakdowns, abnormal operating conditions, failure of subcontractors to perform or supply goods or services and personnel shortages.

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Damage to the environment could result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by host governments, oil and natural gas companies and other businesses operating offshore and in coastal areas, as well as claims by individuals living in or around coastal areas.

As is customary in our industry, the risks of our operations are partially covered by our insurance and partially by contractual indemnities from our customers. However, insurance policies and contractual rights to indemnity may not adequately cover losses, and we may not have insurance coverage or rights to indemnity for all risks. Moreover, pollution and environmental risks generally are not fully insurable. If a significant accident or other event resulting in damage to our drilling units, including severe weather, terrorist acts, war, civil disturbances, pollution or environmental damage, occurs and is not fully covered by insurance or a recoverable indemnity from a customer, it could adversely affect our financial condition and results of operations.

Our business is subject to numerous governmental laws and regulations, including those that may impose significant costs and liability on us for environmental and natural resource damages.

Many aspects of our operations are affected by governmental laws and regulations that may relate directly or indirectly to the contract drilling industry, including those requiring us to control the discharge of oil and other contaminants into the environment or otherwise relating to environmental protection. Countries where we currently operate have environmental laws and regulations covering the discharge of oil and other contaminants and protection of the environment in connection with operations. Additionally, our operations and activities in the United States and its territorial waters are subject to numerous environmental laws and regulations, including the Clean Water Act, the OPA, the Outer Continental Shelf Lands Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Resource Conservation and Recovery Act and MARPOL. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, the denial or revocation of permits or other authorizations and the issuance of injunctions that may limit or prohibit our operations.

Laws and regulations protecting the environment have become more stringent in recent years and may in certain circumstances impose strict liability, rendering us liable for environmental and natural resource damages without regard to negligence or fault on our part. These laws and regulations may expose us to liability for the conduct of, or conditions caused by, others or for acts that were in compliance with all applicable laws at the time the acts were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new laws or regulations relating to exploratory or development drilling for oil and natural gas could materially limit future contract drilling opportunities or materially increase our costs. In addition, we may be required to make significant capital expenditures to comply with such laws and regulations.

In addition, some financial institutions are imposing, as a condition to financing, requirements to comply with additional non-governmental environmental and social standards in connection with operations outside the United States, such as the Equator Principles, a credit risk management framework for determining, assessing and managing environmental and social risk in project finance transactions. Such additional standards could impose significant new costs on us, which may materially and adversely affect us.

Changes in U.S. federal laws and regulations, or in those of other jurisdictions where we operate, including those that may impose significant costs and liability on us for environmental and natural resource damages, may adversely affect our operations.

If the U.S. government amends or enacts new federal laws or regulations, our potential exposure to liability for operations and activities in the United States and its territorial waters may increase. Although the Oil Pollution Act of 1990 provides federal caps on liability for pollution or contamination, future laws and regulations may increase our liability for pollution or contamination resulting from any operations and activities that the Company may have in the United States and its territorial waters including punitive damages and administrative, civil and criminal penalties. Additionally, other jurisdictions where we operate have modified, or may in the future modify, their laws and regulations in a manner that would increase our liability for pollution and other environmental damage.

Our financial condition may be adversely affected if we are unable to identify and complete future acquisitions, fail to successfully integrate acquired assets or businesses we acquire, or are unable to obtain financing for acquisitions on acceptable terms.

The acquisition of assets or businesses that we believe to be complementary to our exploration and production operations is an important component of our business strategy. We believe that acquisition opportunities for EnerJex, such as the merger with Black Raven, may arise from time to time, and that any such acquisition could be significant. At any given time, discussions with one or more potential sellers may be at different stages. However, any such discussions may not result in the consummation of an acquisition transaction, and we may not be able to identify or complete any acquisitions. We cannot predict the effect, if any, that any announcement or consummation of an acquisition would have on the trading price of our securities. Our business is capital intensive and any such transactions could involve the payment by us of a substantial amount of cash. We may need to raise additional capital through public or private debt or equity financings to execute our growth strategy and to fund acquisitions. Adequate sources of capital may not be available when needed on favorable terms. If we raise additional capital by issuing additional equity securities, existing stockholders may be diluted. If our capital resources are insufficient at any time in the future, we may be unable to fund acquisitions, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Any future acquisitions could present a number of risks, including:

S-13

•	the risk of using management time and resources to pursue acquisitions that are not successfully completed;
•	the risk of incorrect assumptions regarding the future results of acquired operations;
•	the risk of failing to integrate the operations or management of any acquired operations or assets successfully and timely; and
•	the risk of diversion of management's attention from existing operations or other priorities.

If we are unsuccessful in completing acquisitions of other operations or assets, our financial condition could be adversely affected and we may be unable to implement an important component of our business strategy successfully. In addition, if we are unsuccessful in integrating our acquisitions in a timely and cost-effective manner, our financial condition and results of operations could be adversely affected.

The loss of some of our key executive officers and employees could negatively impact our business prospects.

Our future operational performance depends to a significant degree upon the continued service of key members of our management as well as marketing, sales and operations personnel. The loss of one or more of our key personnel could have a material adverse effect on our business. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and operations personnel. We may experience intense competition for personnel, and we cannot assure you that we will be able to retain key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.

Failure to employ a sufficient number of skilled workers or an increase in labor costs could hurt our operations.

We require skilled personnel to operate and provide technical services to, and support for, our drilling units. In periods of increasing activity and when the number of operating units in our areas of operation increases, either because of new construction, re-activation of idle units or the mobilization of units into the region, shortages of qualified personnel could arise, creating upward pressure on wages and difficulty in staffing. The shortages of qualified personnel or the inability to obtain and retain qualified personnel also could negatively affect the quality and timeliness of our work. In addition, our ability to expand operations depends in part upon our ability to increase the size of the skilled labor force.

Risks Related to EnerJex

Ownership of our common stock is highly concentrated, and such concentration may prevent other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

Prior to this offering, EnerJex's directors and executive officers, together with their respective affiliates, beneficially own or control more than 50% of the Company (see the section entitled "Voting Securities" beginning on page 6 of our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 23, 2014 for more information on the ownership of the Company). Accordingly, these directors, executive officers and their affiliates, acting individually or as a group, have substantial influence over the outcome of a corporate action requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. West Coast Opportunity Fund, LLC ("WCOF"), which owns approximately 45% of our issued and outstanding voting securities, and Montecito Venture Partners, LLC ("MVP"), which owns approximately 6% of our issued and outstanding voting securities, are parties to an irrevocable voting and proxy agreement, by which MVP granted to WCOF a proxy to vote MVP's shares with regard to the election of our board of directors. That irrevocable voting and proxy agreement gives WCOF the power to elect a majority of the members of our board of directors. These stockholders also may exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company. In addition, the significant concentration of stock ownership may affect adversely the market value of EnerJex's common stock and Series A preferred stock due to investors' perception that conflicts of interest may exist or arise.

We are exempt from certain governance requirements applicable to other listed companies, and therefore our board will not consist of a majority of "independent directors," and our audit committee will not have three "independent" members.

The listing standards for the NYSE MKT on which our shares of common stock and Series A preferred stock are listed for trading generally require that the boards of directors of listed companies consist of a majority of "independent directors," and that a listed company's audit committee must have three independent members. We are a "controlled company" because WCOF and MVP own more than 50% of our issued and outstanding voting securities and are parties to an irrevocable voting and proxy agreement that gives WCOF a proxy to vote MVP's shares, which will give WCOF control of the election of a majority of the members of our board of directors. As a result, we are exempt from the requirement that a majority of our directors be "independent directors." At present, only two of our five directors are "independent directors." In addition, because we are a "smaller reporting company," as such terms are used in the listing standards for the NYSE MKT, our audit committee is not required to have three independent members. At present, our audit committee consists of two persons, both of whom are independent directors.

After this offering, we will no longer be a controlled company and will therefore be subject to the NYSE MKT listing standards requiring a majority of independent directors.

S-14

Anti-takeover provisions in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or management and could make a third-party acquisition of the company difficult.

Our amended and restated articles of incorporation and bylaws, as amended, contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock, and have a negative effect on the price at which shares of our Series A preferred stock will trade.

We have sustained losses in the past, and our future profitability is subject to many risks inherent in the oil and natural gas exploration and production industry.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing and maintaining a business in the exploration and production industry. There is nothing conclusive at this time on which to base an assumption that our business operations will prove to be successful or that we will be able to operate profitably. Our future operating results will depend on many factors, including:

•	the future prices of oil and gas;
•	our ability to raise adequate capital;
•	success of our development and exploration efforts;
•	our ability to manage our operations cost effectively;
•	effects of our hedging strategies;
•	demand for oil and gas;
•	the level of our competition;
•	our ability to attract and maintain key management, employees and operators;
•	transportation and processing fees on our facilities;
•	fuel conservation measures;
•	alternate fuel requirements or advancements;
•	government regulation and taxation;
•	technical advances in fuel economy and energy generation devices; and
•	our ability to efficiently explore, develop and produce sufficient quantities of marketable oil and gas in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations, we must, alone or with others, successfully execute on the factors stated above, along with continually developing ways to enhance our production efforts. Despite our best efforts, we may not be successful in our development efforts or obtain required regulatory approvals. There is a possibility that some of our wells may never produce oil or gas in sustainable or economic quantities.

We will need additional capital in the future to finance our planned growth, which we may not be able to raise or may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. We will need to rely on cash flow from operations and borrowings under our credit facility or raise additional cash to fund our operations, pay outstanding long-term debt, fund our anticipated reserve replacement needs and implement our growth strategy, or respond to competitive pressures and/or perceived opportunities, such as investment, acquisition, exploration, work-over and development activities.

If low oil and gas prices, operating difficulties, constrained capital sources or other factors, many of which are beyond our control, cause our revenues or cash flows from operations to decrease, we may be limited in our ability to spend the capital necessary to complete our development, production exploitation and exploration programs. If our resources or cash flows do not satisfy our operational needs, we will require additional financing, in addition to anticipated cash generated from our operations, to fund our planned growth. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our acquisition, drilling, development, and exploration activities or be forced to sell some of our assets on an untimely or unfavorable basis.  Our current plans to address a drop in crude oil prices are to maintain hedges covering a portion of our expected future oil production and to reduce both capital and operating expenditures to a level equal to or below cash flow from operations.  However, our plans may not be successful in improving our results of operations and liquidity.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of existing stockholders, including rights that are senior to those of holders of our Series A preferred stock.

S-15

Approximately 34% of our total proved reserves as of December 31, 2013 consist of undeveloped reserves, and those reserves may not ultimately be developed or produced.

Our estimated total proved PV10 (present value) before tax of reserves as of December 31, 2013 was $102 million, versus $60.8 million as of December 31, 2012.  We presently expect the present value of our proved reserves to be approximately $64 million as of December 31, 2014. Of the 5.8 million net barrels of oil equivalent at December 31, 2013, approximately 49% are proved developed producing, approximately 17% are classified as proved developed non-producing and approximately 34% are classified as proved undeveloped.

Assuming we can obtain adequate capital resources, we plan to develop and produce all of our proved reserves, but ultimately some of these reserves may not be developed or produced. Furthermore, not all of our undeveloped reserves may be ultimately produced in the time periods we have planned, at the costs we have budgeted, or at all.

Because we face uncertainties in estimating proved recoverable reserves, you should not place undue reliance on such reserve information.

Our reserve estimates and the future net cash flows attributable to those reserves at December 31, 2013 were prepared by MHA Petroleum Consultants LLC, an independent petroleum consultant.  There are numerous uncertainties inherent in estimating quantities of proved reserves and cash flows from such reserves, including factors beyond our control and the control of these independent consultants and engineers. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that can be economically extracted, which cannot be measured in an exact manner. The accuracy of an estimate of quantities of reserves, or of cash flows attributable to these reserves, is a function of the available data, assumptions regarding future oil and gas prices, expenditures for future development and exploitation activities, and engineering and geological interpretation and judgment. Reserves and future cash flows may also be subject to material downward or upward revisions based upon production history, development and exploitation activities and oil and gas prices. Actual future production, revenue, taxes, development expenditures, operating expenses, quantities of recoverable reserves and value of cash flows from those reserves may vary significantly from the assumptions and estimates in our reserve reports. Any significant variance from these assumptions to actual figures could greatly affect our estimates of reserves, the economically recoverable quantities of oil and gas attributable to any particular group of properties, the classification of reserves based on risk of recovery, and estimates of the future net cash flows. In addition, reserve engineers may make different estimates of reserves and cash flows based on the same available data. The estimated quantities of proved reserves and the discounted present value of future net cash flows attributable to those reserves included in this report were prepared by MHA Petroleum Consultants LLC in accordance with rules of the Securities and Exchange Commission, or SEC, and are not intended to represent the fair market value of such reserves.

The present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated reserves. We base the estimated discounted future net cash flows from our proved reserves on prices and costs. However, actual future net cash flows from our oil and gas properties also will be affected by factors such as:

•	geological conditions;
•	assumptions governing future oil and gas prices;
•	amount and timing of actual production;
•	availability of funds;
•	future operating and development costs;
•	actual prices we receive for oil and gas;
•	changes in government regulations and taxation; and
•	capital costs of drilling new wells.

The timing of both our production and our incurrence of expenses in connection with the development and production of our properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% discount factor we use when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with our business or the oil and gas industry in general.

The differential between the New York Mercantile Exchange, or NYMEX, or other benchmark price of oil and gas and the wellhead price we receive could have a material adverse effect on our results of operations, financial condition and cash flows.

The prices that we received for our oil production in Texas, Colorado and Kansas are typically based on a discount to the relevant benchmark prices, such as NYMEX, that are used for calculating hedge positions. In Colorado, the prices that we receive for our natural gas production is based upon local market conditions but generally we receive a discount to Henry Hub. The difference between the benchmark price and the price we receive is called a differential. We cannot accurately predict oil and gas differentials. Production increases from competing North American producers, in conjunction with limited refining and pipeline capacity, have gradually widened this differential. Recent economic conditions, including volatility in the price of oil and gas, have resulted in both increases and decreases in the differential between the benchmark price for oil and gas and the wellhead price we receive. These fluctuations could have a material adverse effect on our results of operations, financial condition and cash flows by decreasing the proceeds we receive for our oil and gas production in comparison to what we would receive if not for the differential.

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In order to exploit successfully our current oil and gas leases and others that we acquire in the future, we will need to generate significant amounts of capital.

The oil and natural gas exploration, development and production business is a capital-intensive undertaking. In order for us to be successful in acquiring, investigating, developing, and producing oil and gas from our current mineral leases and other leases that we may acquire in the future, we will need to generate an amount of capital in excess of that generated from our results of operations. In order to generate that additional capital, we may need to obtain an expanded debt facility and issue additional shares of our equity securities. There can be no assurance that we will be successful in ether obtaining that expanded debt facility or issuing additional shares of our equity securities, and our inability to generate the needed additional capital may have a material adverse effect on our prospects and financial results of operations. If we are able to issue additional equity securities in order to generate such additional capital, then those issuances may occur at prices that represent discounts to our trading price, and will dilute the percentage ownership interest of those persons holding our shares prior to such issuances. Unless we are able to generate additional enterprise value with the proceeds of the sale of our equity securities, those issuances may adversely affect the value of our shares that are outstanding prior to those issuances.

A significant portion of our potential future reserves and our business plan depend upon secondary recovery techniques to establish production. There are significant risks associated with such techniques.

We anticipate that a significant portion of our future reserves and our business plan will be associated with secondary recovery projects that are either in the early stage of implementation or are scheduled for implementation subject to availability of capital. We anticipate that secondary recovery will affect our reserves and our business plan, and the exact project initiation dates and, by the very nature of waterflood operations, the exact completion dates of such projects are uncertain. In addition, the reserves and our business plan associated with these secondary recovery projects, as with any reserves, are estimates only, as the success of any development project, including these waterflood projects, cannot be ascertained in advance. If we are not successful in developing a significant portion of our reserves associated with secondary recovery methods, then the project may be uneconomic or generate less cash flow and reserves than we had estimated prior to investing the capital. Risks associated with secondary recovery techniques include, but are not limited to, the following:

•	higher than projected operating costs;
•	lower-than-expected production;
•	longer response times;
•	higher costs associated with obtaining capital;
•	unusual or unexpected geological formations;
•	fluctuations in oil and gas prices;
•	regulatory changes;
•	shortages of equipment; and
•	lack of technical expertise.

If any of these risks occur, it could adversely affect our financial condition or results of operations.

Any acquisitions we complete are subject to considerable risk.

Even when we make acquisitions that we believe are good for our business, any acquisition involves potential risks, including, among other things:

•	the validity of our assumptions about reserves, future production, revenues and costs, including synergies;
•	an inability to integrate successfully the businesses we acquire;
•	a decrease in our liquidity by using our available cash or borrowing capacity to finance acquisitions;
•	a significant increase in our interest expense or financial leverage if we incur additional debt to finance acquisitions;
•	the assumption of unknown liabilities, losses or costs for which we are not indemnified or for which our indemnity is inadequate;
•	the diversion of management's attention from other business concerns;
•	an inability to hire, train or retain qualified personnel to manage the acquired properties or assets;
•	the incurrence of other significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges;
•	unforeseen difficulties encountered in operating in new geographic or geological areas; and
•	customer or key employee losses at the acquired businesses.

Due to our lack of geographic diversification, adverse developments in our operating areas would materially affect our business.

We currently only lease and operate oil and natural gas properties located in Kansas, Colorado, Nebraska and Texas. As a result of this concentration, we may be disproportionately exposed to the impact of delays or interruptions of production from these properties caused by significant governmental regulation, transportation capacity constraints, curtailment of production, natural disasters, adverse weather conditions or other events which impact this area.

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We are not the operator of some of our properties and we have limited control over the activities on those properties.

We are not the operator of our Mississippian Project, and our dependence on the operator of this project limits our ability to influence or control the operation or future development of this project. Such limitations could materially adversely affect the realization of our targeted returns on capital related to exploration, drilling or production activities and lead to unexpected future costs.

We may suffer losses or incur liability for events for which we or the operator of a property have chosen not to obtain insurance.

Our operations are subject to hazards and risks inherent in producing and transporting oil and gas, such as fires, natural disasters, explosions, pipeline ruptures, spills, and acts of terrorism, all of which can result in the loss of hydrocarbons, environmental pollution, personal injury claims and other damage to our and others' properties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. In addition, pollution and environmental risks generally are not fully insurable. As a result of market conditions, existing insurance policies may not be renewed and other desirable insurance may not be available on commercially reasonable terms, if at all. The occurrence of an event that is not covered, or not fully covered, by insurance could have a material adverse effect on our business, financial condition and results of operations.

Our hedging activities could result in financial losses or could reduce our available funds or income and therefore adversely affect our financial position.

To achieve more predictable cash flow and to reduce our exposure to adverse fluctuations in the prices of oil and gas, we have entered into derivative contracts through June 30, 2016 for approximately 236,000 barrels of crude oil. The settlement of and the mark to market of these contracts could result in both realized and unrealized hedging losses. For the year ended December 31, 2013, we incurred realized and unrealized hedging losses of approximately $740,000. The extent of our commodity price exposure is related largely to the effectiveness and scope of our derivative activities. For example, the derivative instruments we may utilize may be based on posted market prices, which may differ significantly from the actual crude oil prices we realize in our operations.

Our actual future production may be significantly higher or lower than we estimate at the time we enter into derivative transactions for such period. If the actual amount is higher than we estimate, we will have greater commodity price exposure than we intended. If the actual amount is lower than the nominal amount that is subject to our derivative financial instruments, we might be forced to satisfy all or a portion of our derivative transactions without the benefit of the cash flow from our sale or purchase of the underlying physical commodity, resulting in a substantial diminution of our liquidity. As a result of these factors, our derivative activities may not be as effective as we intend in reducing the volatility of our cash flows, and in certain circumstances may actually increase the volatility of our cash flows. In addition, while we believe our existing derivative activities are with creditworthy counterparties, continued deterioration in the credit markets may cause a counterparty not to perform its obligation under the applicable derivative instrument or impact their willingness to enter into future transactions with us.

Our business depends in part on processing facilities owned by others. Any limitation in the availability of those facilities could interfere with our ability to market our oil and gas production and could harm our business.

The marketability of our oil and gas production will depend in part on the availability, proximity and capacity of pipelines and oil processing facilities. The amount of oil and gas that can be produced and sold is subject to curtailment in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage or lack of available capacity on such systems. The curtailments arising from these and similar circumstances may last from a few days to several months. In many cases, we will be provided only with limited, if any, notice as to when these circumstances will arise and their duration. Any significant curtailment in pipeline capacity or the capacity of processing facilities could significantly reduce our ability to market our oil and gas production and could materially harm our business.

Our reserves are subject to the risk of depletion because many of our leases are in mature fields that have produced large quantities of oil and gas to date.

A significant portion of our operations are located in or near established fields in Kansas, Colorado, Nebraska, and Texas. As a result, many of our leases are in, or directly offset, areas that have produced large quantities of oil and gas to date.  As such, our reserves may be negatively impacted by offsetting wells or previously drilled wells, which could significantly harm our business.

Our lease ownership may be diluted due to financing strategies we may employ in the future.

To accelerate our development efforts, we may take on working interest partners who will contribute to the costs of drilling and completion operations and then share in any cash flow derived from production. In addition, we may in the future, due to a lack of capital or other strategic reasons, establish joint venture partnerships or farm out all or part of our development efforts. These economic strategies may have a dilutive effect on our lease ownership and could significantly reduce our operating revenues.

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We may face lease expirations on leases that are not currently held-by-production.

We have numerous leases that are not currently held-by-production, some of which have near term lease expirations and are likely to expire. Although we believe that we can maintain our most desirable leases by conducting drilling operations or by negotiating lease extensions, we can make no guarantee that we can maintain these leases.

We are subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of doing business.

Development, production and sale of oil and gas in the United States are subject to extensive laws and regulations, including environmental laws and regulations. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include, but are not limited to:

•	location and density of wells;
•	the handling of drilling fluids and obtaining discharge permits for drilling operations;
•	accounting for and payment of royalties on production from state, federal and Indian lands;
•	bonds for ownership, development and production of oil and gas properties;
•	transportation of oil and gas by pipelines;
•	operation of wells and reports concerning operations; and
•	taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws and regulations could change in ways that substantially increase our costs. Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

Our operations may expose us to significant costs and liabilities with respect to environmental, operational safety and other matters.

We may incur significant costs and liabilities as a result of environmental and safety requirements applicable to our oil and gas production activities. We may also be exposed to the risk of costs associated with Kansas Corporation Commission, the Texas Railroad Commission, and the Colorado Oil and Gas Conservation Commission, requirements to plug orphaned and abandoned wells on our oil and gas leases that were previously drilled by third parties. In addition, we may indemnify sellers or lessors of oil and gas properties for environmental liabilities they or their predecessors may have created. These costs and liabilities could arise under a wide range of federal, state and local environmental and safety laws and regulations, including regulations and enforcement policies, which have tended to become increasingly strict over time. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, imposition of cleanup and site restoration costs, liens and to a lesser extent, issuance of injunctions to limit or cease operations. In addition, claims for damages to persons or property may result from environmental and other impacts of our operations.

Strict, joint and several liability may be imposed under certain environmental laws, which could cause us to become liable for the conduct of others or for consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. New laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. If we are not able to recover the resulting costs through insurance or increased revenues, our ability to operate effectively could be adversely affected.

Our ability to use net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

We currently have net operating loss carryforwards that may be available to offset future taxable income. However, changes in the ownership of our stock (including certain transactions involving our stock that are outside of our control) could result (or may have already resulted) in an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, which may significantly limit our ability to utilize our net operating loss carryforwards. To the extent an ownership change has occurred or were to occur in the future, it is possible that the limitations imposed on our ability to use pre-ownership change losses could cause a significant net increase in our U.S. federal income tax liability and could cause U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect.

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Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on the trading price of our common stock and Series A preferred stock.

Section 404 of the Sarbanes-Oxley Act of 2002 requires our management to assess the effectiveness of its internal control over financial reporting and to provide a report by its registered independent public accounting firm addressing the effectiveness of our internal control over financial reporting. The Committee of Sponsoring Organizations of the Treadway Commission (COSO) provides a framework for companies to assess and improve their internal control systems. If we are unable to assert that our internal control over financial reporting is effective or if our registered independent public accounting firm is unable to express an opinion on the effectiveness of the internal controls or identifies one or more material weaknesses in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, which in turn could have an adverse effect on the trading price of our common stock and Series A preferred stock. If we fail to maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Failure to achieve and maintain effective internal control over financial reporting could have an adverse effect on the trading price of our common stock and Series A preferred stock.

A small number of customers account for a significant portion of our revenues, and the loss of one or more of these customers could materially adversely affect our financial condition and results of operations.

We derive a significant portion of our revenues from a small number of customers. Our financial condition and results of operations could be materially and adversely affected if any one of these customers interrupts or curtails their activities, fail to pay for the services that have been performed, terminate their contracts, fail to renew their existing contracts or refuse to award new contracts and we are unable to enter into contracts with new customers on comparable terms. The loss of any of our significant customers could materially adversely affect our financial condition and results of operations.

We are exposed to the credit risks of our key customers, including certain affiliated companies, and certain other third parties, and nonpayment by these customers and other parties could adversely affect our financial position, results of operations and cash flows.

We are subject to risks of loss resulting from nonpayment or nonperformance by our customers. Any material nonpayment or nonperformance by key customers and certain other third parties could adversely affect our financial position, results of operations and cash flows. If any key customers or other parties default on their obligations to us, our financial results and condition could be adversely affected. Furthermore, some of these customers and other parties may be highly leveraged and subject to their own operating and regulatory risks.

Our operations might be interrupted by the occurrence of a natural disaster or other catastrophic event.

Natural disasters or other catastrophic events could disrupt our operations or those of our strategic partners, contractors and vendors. We might suffer losses as a result of business interruptions that exceed the coverage available under our and our contractors' insurance policies or for which we or our contractors do not have coverage. Any natural disaster or catastrophic event could have a significant negative impact on our operations and financial results, and could delay our efforts to identify and execute any strategic opportunities.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities we are offering will be approximately $2.736 million, assuming that we sell all of the securities we are offering, after deducting estimated offering expenses payable by us.

 We intend to use the net proceeds from this offering for general working capital purposes. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We are offering the securities on a best efforts basis through Northland Capital Markets and Euro Pacific Capital, Inc. (“Euro Pacific”), the placement agents. Northland Capital Markets and Euro Pacific have agreed to act as placement agent for the sale of up to 763,547 shares of common stock and 1,242.17099 shares of series B preferred stock, subject to the terms and conditions contained in a placement agency agreement between us and the placement agents. The placement agents are not purchasing or selling any securities under this prospectus supplement or the accompanying prospectus, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of shares.

The placement agents propose to arrange for the sale to one or more purchasers of the securities offered pursuant to this prospectus supplement and the accompanying prospectus directly through stock purchase agreements between the purchasers and us. There is no minimum number of shares that must be sold as a condition to closing this offering; the actual number of shares sold in this offering is not presently determinable.

We negotiated the offering price for the shares in this offering with prospective investors. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

The placement agency agreement provides that the obligations of the placement agents and the investors are subject to certain conditions precedent, including the absence of any material adverse changes in our business (to the extent not disclosed) and the receipt of customary legal opinions, letters and certificates.

We will pay the placement agents an aggregate placement agent fee equal to 8% of the gross proceeds of the sale of securities in the offering. In addition to the placement agent fee to be paid by us, we have agreed to reimburse the placement agent for certain of their out-of-pocket expenses incurred in connection with this offering, including the reasonable fees and disbursements of counsel retained by the placement agent with our consent and the reasonable travel and related expenses of the placement agent, which aggregate amount of such expenses reimbursed by us will not exceed $40,000 without our further approval. In connection with the successful completion of this offering, for the price of $50, the placement agents may purchase a five-year warrant to purchase shares of our common stock equal to 6.0% of the shares sold in this offering and the concurrent private placement at an exercise price of $2.75. Except as disclosed in this prospectus supplement, the placement agents haves not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority to be an item of value. The estimated offering expenses payable by us, in addition to the placement agent fee of approximately $264,000, are approximately $60,000, which includes our legal and accounting costs, the placement agents’ expenses and various other fees associated with registering and listing the common shares. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2.736 million, assuming all securities offered are sold in this offering.

The placement agents may allow concessions, or pay commissions, to other dealers participating in this offering.

Closing

We currently anticipate that closing of the sale of the shares will take place on or about March 13, 2015.

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Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

In addition, we will indemnify the purchasers against liabilities arising out of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by us in the stock purchase agreement or related documents or (b) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the offering, subject to certain exceptions.

Lock-Up

We, along with our executive officers and directors, have agreed to certain lock-up provisions with regard to future sales of our common stock and other securities convertible into or exercisable or exchangeable for common stock for the period beginning on the closing date of the offering and ending 90 days thereafter without the prior written consent of the placement agents

Trading Market

Our common stock is listed on the NYSE under the symbol “ENRJ”.

Additional Information

In the ordinary course of its business, the placement agents and their affiliates may actively trade or hold our securities or our loans for their own accounts or for the accounts of customers and, accordingly, may at any time hold long or short positions in our debt or equity securities. The placement agent and its affiliates have performed and may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.001 par value, and 25,000,000 shares of preferred stock, $0.001 par value, of which 2,000,000 shares have been designated series A redeemable convertible preferred stock, and shares have been designated series B preferred stock.  As of March 9, 2015, we had 7,643,114 shares of common stock, 318,630 shares of series A redeemable preferred stock, and no shares of series B convertible preferred stock outstanding.

 In this offering, we are offering a maximum of up to 763,547 shares of our common stock, and up to 1,242.17099 shares of our series B convertible preferred stock. The common stock will be sold at a negotiated price of $1.75 per share, and the series B preferred stock will be sold at a price of $1,000 per share.

We will agree with the purchasers that, subject to certain exceptions, commencing 12 months following the closing of this offering, until the date immediately following 10 consecutive trading days during which (i) the volume weighted average prices exceeds $4.30, and (ii) the daily trading volume exceeds 200,000 shares per day, if we issue securities at a price less than the purchase price of the common stock in this offering, we will issue to the purchasers a warrant, without any further consideration, to purchase a number of shares of common stock equal to the difference between (a) the number of shares of common stock, shares of common stock issuable upon conversion of the series B preferred stock, and shares issuable upon exercise of the warrant that would have been issued in this offering and the concurrent private placement at that lower purchase price and (b) the number of shares of common stock, shares of common stock issuable upon conversion of the series B preferred stock, and shares of common stock issuable upon exercise of the warrant that are issued in this offering and the concurrent private placement.

The common stock and series B preferred stock issued in this offering will be sold pursuant to a securities purchase agreement with select accredited investors. Under the securities purchase agreement, we will agree with the purchasers that while the shares of series B preferred stock are outstanding, we will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which we:

(i)	issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock; or

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(ii)	enter into any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price.

We will also agree to indemnify the purchasers against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the securities purchase agreement.

Common Stock

The following description of our common stock is a summary.  It is not complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, both as amended, a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus supplement forms a part.

 Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that our Board of Directors, or the Board, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock.

Shares of common stock issued under this prospectus supplement will be fully paid and nonassessable upon issuance.  Our common stock is traded on NYSE Market under the symbol “ENRJ.”

Series B Preferred Stock

 The following is a brief summary of our series B preferred stock and is subject to, and qualified in its entirety by, the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock which will be filed as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission in connection with this offering.

 Rank. The series B preferred stock will rank above all other outstanding classes of stock with respect to dividend rights and liquidation preferences other than the our Series A preferred stock.

 Dividends. Holders of the Series B preferred stock shall be entitled receive the same dividends actually paid with regard to shares of common stock, when, as and if declared, on an as-converted to common stock basis. payable in cash out of legally available funds.

 Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of series B preferred stock will be entitled to receive distributions out of our assets, whether capital or surplus before any distributions shall be made on any other outstanding classes of stock.

 Conversion. Each share of series B preferred stock shall be convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of such series B preferred stock by the conversion price. Each share of series B preferred stock has a stated value of $1,000. The conversion price initially is $ per share of common stock and is subject to adjustment described below. This right to convert is limited by the beneficial ownership limitation described below.

 Beneficial Ownership Limitation. We shall not effect any conversion of series B preferred stock, and a holder shall have no right to convert any portion of series B preferred stock, to the extent that, after giving effect to such conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.9% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion.  Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), and the rules and regulations promulgated thereunder.

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Conversion Price Adjustment:

 Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any other common stock equivalents, subdivide or combine outstanding common stock, or reclassify common stock, the conversion price will be adjusted by multiplying the then conversion price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event.

Anti-Dilution Protection; Subsequent Equity Sales.  Subject to standard exceptions, until the date immediately following 10 consecutive trading days during which (i) the volume weighted average prices exceeds $4.30, and (ii) the daily trading volume exceeds 200,000 shares per day, if we sell or grant any option to purchase or sell or grant any right to re-price or otherwise dispose of or issue any commons stock (or any security convertible into common stock) at a lower price per share than the series B preferred stock conversion price, then the conversion price shall be reduced to match the lower price.

Rights Offerings. If we issue common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to holders of common stock, a holder of series B preferred stock will be entitled to acquire, without regard to any limitations, subject to the beneficial ownership limitation described above, such common stock equivalents or rights that such holder could have acquired if such holder had held the number of shares of common stock issuable upon complete conversion of series B preferred stock immediately prior to the date a record is taken for such issuance.

 Pro Rata Distributions. If we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of common stock, by way of return of capital or otherwise at any time after the issuance of this series B Preferred Stock, then, in each such case, the holder of series B preferred stock shall be entitled to participate in such dividend or distribution to the same extent that the holder of the series B preferred stock would have participated therein if the holder had held the number of shares of common stock acquirable upon complete conversion of this series B preferred stock.

 Fundamental Transaction. If we effect a fundamental transaction, then upon any subsequent conversion of series B preferred stock, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which series B preferred stock is convertible immediately prior to such fundamental transaction. A fundamental transaction means: (i) our merger or consolidation with or into another entity, (ii) any sale of all or substantially all of our assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer allowing holders of our common stock to tender or exchange their shares for cash, property or securities, and has been accepted by the holders of 50% or more of the outstanding common stock (iv) any reclassification of our common stock or any compulsory share exchange by which common stock is effectively converted into or exchanged for other securities, cash or property, or (v) consummation of a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of common stock.

 Voting Rights. Except as otherwise provided in the Certificate of Designation or required by law, series B preferred stock shall have no voting rights.

 Fractional Shares. No fractional shares of common stock will be issued upon conversion of series B preferred stock. Rather, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price or round up to the next whole share.

 Shares of the series B preferred stock issued under this prospectus will be fully paid and nonassessable upon issuance.  There are no provisions restricting repurchase or redemption of the series B preferred stock.

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PRIVATE PLACEMENT OF PREFERRED STOCK AND WARRANTS

Concurrently with the closing of the sale of shares of common stock and series B preferred stock in this offering, we also expect to issue and sell to select investors, 521.62076 shares of the series B preferred stock and warrants to purchase an aggregate of 1,771,428 shares of our common stock, at an initial exercise price equal to $2.75 per share.

Each Warrant shall be initially exercisable on the 6 month anniversary of the issuance date and have a term of exercise equal to 5 years from the date on which first exercisable. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, investors may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Reicker, Pfau, Pyle & McRoy LLP, Irvine, California. The placement agent has been represented in connection with this offering by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements included in our annual report on Form 10-K for the years ended December 31, 2013 and 2012 and incorporated into this prospectus by reference have been audited by L.L. Bradford LLP and Weaver, Martin & Samyn LLP repectively,independent registered public accounting firms, to the extent and for the period set forth in their report and are incorporated in this prospectus by reference in reliance upon such report given upon the authority of them as experts in auditing and accounting.

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PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time up to $50,000,000 of any combination of the securities identified above. This prospectus provides you with a general description of the securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus for factors you should consider before buying our securities.

Our common stock is listed on the NYSE under the symbol "ENRJ," and our 10% Series A Cumulative Redeemable Perpetual Preferred Stock is listed under the symbol "ENRJPR." On November 14, 2014, the last reported sale price of our common stock and Series A preferred stock on the NYSE was $4.25 and $23.70, respectively.

As of November 14, 2014, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $13,591,985, based on 7,643,114 shares of outstanding common stock, of which approximately 4,445,000 shares were held by affiliates, and a price of $4.25 per share, which was the last reported sale price of our common stock on the NYSE on November 14, 2014. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period held by non-affiliates so long as our public float remains below $75 million.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under the shelf registration process, we may offer, from time to time, the securities or combinations of the securities described in this prospectus with a total offering price of up to $50,000,000. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period held by non-affiliates so long as our public float remains below $75 million.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of the offering.

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A prospectus supplement or free writing prospectus may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement or free writing prospectus, you must rely on the information in the prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the related prospectus supplement or free writing prospectus in their entirety together with additional information described under the heading "Where You Can Find More Information" in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or free writing prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, District of Columbia 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov . The reports and other information filed by us with the SEC are also available at our website. The address of the Company's website is www.enerjexresources.com . Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus "by reference," which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Company and its financial condition, business and results.

We are incorporating by reference the Company's filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the "2013 Form 10-K"), filed with the SEC on March 28, 2014;
•	the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, filed with the SEC on May 13, 2014, August 13, 2014 and November 14, 2014;
•	the Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 23, 2014;
•	the Company's Current Reports on Form 8-K filed on May 14, 2014, May 27, 2014, June 2, 2014, June 3, 2014, June 13, 2014, June 17, 2014, June 17, 2014, June 20, 2014, June 23, 2013, July 21, 2014, August 15, 2014 and August 25, 2014 (except that any portions thereof which are furnished and not filed shall not be deemed incorporated);
•	the description of our common stock contained in our Form 8-A filed on June 12, 2014, including any amendments or reports filed for the purpose of updating the description; and
•	the description of our 10% Series A Cumulative Redeemable Preferred Stock contained in our Form 8-A filed on June 13, 2014, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

EnerJex Resources, Inc.

4040 Broadway, Suite 508

San Antonio, TX 78209

Attn: Robert G. Watson, Jr.

(210) 451-5545

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this prospectus, other than statements of historical facts, which address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as future capital expenditures, growth, product development, sales, business strategy and other similar matters are forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms or other similar expressions or phrases. These forward-looking statements are based largely on our current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from the forward-looking statements set forth herein as a result of a number of factors, including, but not limited to, our products’ current state of development, the need for additional financing, changes in our business strategy, competition in various aspects of our business, the risks described under “Risk Factors” beginning on page[   ] of this prospectus and other risks detailed in our reports filed with the Securities and Exchange Commission, or the SEC. In light of these risks and uncertainties, all of the forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized. We undertake no obligation to update or revise any of the forward-looking statements contained in this prospectus. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

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ABOUT ENERJEX RESOURCES, INC.

We operate as an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the mid-continent region of the United States.

Our primary business objective is to increase our oil and natural gas production, reserves, and cash flow in a manner that is accretive for our shareholders by acquiring and developing properties that have low production decline rates and offer abundant drilling opportunities with low risk profiles.

We drilled 48 oil wells in 2013 with a 100% success rate, and our ratio of proved reserves to production is 32.8 years based on our annualized production volumes for the three months ended December 31, 2013. For the six months ended March 31, 2014, we reactivated multiple oil and natural gas wells in our Adena Field Project and initiated natural gas production under a new sales contract. In addition, we successfully completed workovers on eight natural gas wells in our Niobrara Project.

As of June 30, 2014, we owned oil and natural gas leases covering more than 90,000 net acres in Kansas, Colorado, Nebraska, and Texas, of which approximately 64% is held by production. We have identified more than 500 drilling locations on this acreage from which we expect to recover commercial quantities of oil and natural gas.

Our total net proved oil and natural gas reserves as of December 31, 2013 were 5.8 million barrels of oil equivalent (Boe), of which 77% was oil. Of the 5.8 million Boe of total proved reserves, approximately 49% were classified as proved developed producing, approximately 17% were classified as proved developed non-producing, and approximately 34% were classified as proved undeveloped. The total PV10 (present value) of our proved reserves as of December 31, 2013 was $102.4 million.

 As of the date of this prospectus, we are in compliance with all financial covenants imposed on our business by our lenders.

The principal elements of our business strategy are to:

•	Develop Our Existing Properties . We plan to increase our oil and natural gas production, reserves, and cash flow by developing our extensive inventory of drilling locations that we have identified on our existing properties.

•	Maximize Operational Control . We seek to operate and maintain a substantial working interest in the majority of our properties. We believe the ability to control our drilling inventory will provide us with the opportunity to more efficiently allocate capital, manage resources, control operating and development costs, and utilize our experience and knowledge of oil and gas field technologies.

•	Pursue Selective Acquisitions and Joint Ventures . We believe our local presence in Kansas, Colorado, Nebraska, and Texas makes us well-positioned to pursue selected acquisitions and joint venture arrangements.

•	Reduce Unit Costs Through Economies of Scale and Efficient Operations. As we increase our oil and natural gas production and develop our existing properties, we expect that our unit cost structure will benefit from economies of scale. In particular, we anticipate reducing unit costs through greater utilization of our existing infrastructure over a larger number of wells.

•	Reduce Oil Price Risk . We seek to minimize the risk to our business of a decline in future oil prices by entering into derivative or physical hedging arrangements with respect to a portion of our anticipated future oil production.

We were formerly known as Millennium Plastics Corporation and were incorporated in the State of Nevada on March 31, 1999. We abandoned a prior business plan focusing on the development of biodegradable plastic materials. In August 2006, we acquired Midwest Energy, Inc., a Nevada corporation, pursuant to a reverse merger. After the merger, Midwest Energy became a wholly owned subsidiary, and as a result of the merger the former Midwest Energy stockholders controlled approximately 98% of our outstanding shares of common stock. We changed our name to EnerJex Resources, Inc. in connection with the merger, and in November 2007 we changed the name of Midwest Energy (now our wholly owned subsidiary) to EnerJex Kansas, Inc. All of our current operations are conducted through EnerJex Kansas, Inc., Black Raven Energy, Inc., and Black Sable Energy, LLC, and our leasehold interests are held in our wholly owned subsidiaries Black Raven Energy, Inc., Adena, LLC, Black Sable Energy, LLC, Working Interest, LLC, and EnerJex Kansas, Inc.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as the risks described under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and the other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which we have incorporated herein by reference. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks, and the market or trading price of our securities could decline due to any of these risks. In addition, please read "Disclosure Regarding Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Declining economic conditions and worsening geopolitical conditions could negatively impact our business

Our operations are affected by local, national and worldwide economic conditions.  Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 5 years, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally.   The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets.

In addition, actual and attempted terrorist attacks in the United States, Middle East, Southeast Asia and Europe, and war or armed hostilities in the Middle East, the Persian Gulf, North Africa, Iran, North Korea or elsewhere, or the fear of such events, could further exacerbate the volatility and disruption to the financial markets and economy.

While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may materially adversely affect the price of oil and gas, our revenues, liquidity and future growth.  Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

The oil and natural gas business involves numerous uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.

Our development, exploitation and exploration activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a well does not ensure a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical. In addition to their cost, unsuccessful wells can hurt our efforts to replace reserves.

The oil and natural gas business involves a variety of operating risks, including:

•	unexpected operational events and/or conditions;
•	reductions in oil and natural gas prices;
•	limitations in the market for oil and natural gas;
•	adverse weather conditions;
•	facility or equipment malfunctions;
•	title problems;
•	oil and gas quality issues;
•	pipe, casing, cement or pipeline failures;
•	natural disasters;
•	fires, explosions, blowouts, surface cratering, pollution and other risks or accidents;
•	environmental hazards, such as oil spills, pipeline ruptures and discharges of toxic gases;
•	compliance with environmental and other governmental requirements; and
•	uncontrollable flows of oil or natural gas or well fluids.

If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely affect our ability to conduct operations. We could also incur substantial losses as a result of:

•	injury or loss of life;
•	severe damage to and destruction of property, natural resources and equipment;
•	pollution and other environmental damage;
•	clean-up responsibilities;
•	regulatory investigation and penalties;
•	suspension of our operations; and
•	repairs to resume operations.

Because we use third-party drilling contractors to drill our wells, we may not realize the full benefit of worker compensation laws in dealing with their employees. Our insurance does not protect us against all operational risks. We do not carry business interruption insurance at levels that would provide enough funds for us to continue operating without access to other funds. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could impact our operations enough to force us to cease our operations.

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Drilling wells is speculative, and any material inaccuracies in our forecasted drilling costs, estimates or underlying assumptions will materially affect our business.

Developing and exploring for oil and natural gas involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives. The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services. Drilling may be unsuccessful for many reasons, including geological conditions, weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of an oil or gas well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells. Substantially all of EnerJex's wells drilled through March 31, 2014 have been development wells, while a majority of the wells drilled by Black Raven have been considered by Black Raven to be development wells. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economic. Our initial drilling and development sites, and any potential additional sites that may be developed, require significant additional exploration and development, regulatory approval and commitments of resources prior to commercial development. If our actual drilling and development costs are significantly more than our estimated costs, we may not be able to continue our business operations as proposed and would be forced to modify our plan of operation.

Development of our reserves, when established, may not occur as scheduled and the actual results may not be as anticipated. Drilling activity and lack of access to economically acceptable capital may result in downward adjustments in reserves or higher than anticipated costs. Our estimates will be based on various assumptions, including assumptions over which we have no control and assumptions required by the SEC relating to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. We have limited control over our operations that affect, among other things, acquisitions and dispositions of properties, availability of funds, use of applicable technologies, hydrocarbon recovery efficiency, drainage volume and production decline rates that are part of these estimates and assumptions and any variance in our operations that affects these items within our control may have a material effect on reserves.  The process of estimating our oil and gas reserves is extremely complex, and requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Our estimates may not be reliable enough to allow us to be successful in our intended business operations. Our actual production, revenues, taxes, development expenditures and operating expenses will likely vary from those anticipated. These variances may be material.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our cash flows and income.

Unless we conduct successful development, exploitation and exploration activities or acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. Producing oil and gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and gas production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may be unable to make such acquisitions because we are:

•	unable to identify attractive acquisition candidates or negotiate acceptable purchase contracts with them;
•	unable to obtain financing for these acquisitions on economically acceptable terms; or
•	outbid by competitors.

If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing properties would be incapable of sustaining commercial production.

Our decision to acquire a property will depend in part on the evaluation of data obtained from production reports and engineering studies, geophysical and geological analyses and seismic and other information, the results of which are often incomplete or inconclusive.

Our reviews of acquired properties can be inherently incomplete because it is not always feasible to perform an in-depth review of the individual properties involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, plugging or orphaned well liability are not necessarily observable even when an inspection is undertaken.

We must obtain governmental permits and approvals for drilling operations, which can result in delays in our operations, be a costly and time consuming process, and result in restrictions on our operations.

Regulatory authorities exercise considerable discretion in the timing and scope of well drilling permit issuances in the region in which we operate. Compliance with the requirements imposed by these authorities can be costly and time consuming and may result in delays in the commencement or continuation of our exploration or production operations and/or fines. Regulatory or legal actions in the future may materially interfere with our operations or otherwise have a material adverse effect on us. In addition, we are often required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that a proposed project may have on the environment, threatened and endangered species, and cultural and archaeological artifacts. Accordingly, the well drilling permits we need may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements that restrict our ability to conduct our operations or to do so profitably.

Cost and availability of drilling rigs, equipment, supplies, personnel and other services could adversely affect our ability to execute on a timely basis our development, exploitation and exploration plans.

Shortages or an increase in cost of drilling rigs, equipment, supplies or personnel could delay or interrupt our operations, which could impact our financial condition and results of operations. Drilling activity in the geographic areas in which we conduct drilling activities may increase, which would lead to increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. Increased drilling activity in these areas may also decrease the availability of rigs. We do not have any contracts for drilling rigs and drilling rigs may not be readily available when we need them. Drilling and other costs may increase further and necessary equipment and services may not be available to us at economical prices.

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Our exposure to possible leasehold defects and potential title failure could materially adversely impact our ability to conduct drilling operations.

We obtain the right and access to properties for drilling by obtaining oil and natural gas leases either directly from the hydrocarbon owner, or through a third party that owns the lease. The leases may be taken or assigned to us without title insurance. There is a risk of title failure with respect to such leases, and such title failures could materially adversely impact our business by causing us to be unable to access properties to conduct drilling operations.

We operate in a highly competitive environment and our competitors may have greater resources than do we.

The oil and natural gas industry is intensely competitive and we compete with other companies, many of which are larger and have greater financial, technological, human and other resources. Many of these companies not only explore for and produce crude oil and/or natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil and properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue exploration activities during periods of low oil and gas market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. If we are unable to compete, our operating results and financial position may be adversely affected.

Oil and natural gas prices are volatile. Future volatility may cause negative change in our cash flows which may result in our inability to cover our operating or capital expenditures.

Our future revenues, profitability, future growth and the carrying value of our properties is anticipated to depend substantially on the prices we may realize for our oil and natural gas production. Our realized prices may also affect the amount of cash flow available for operating or capital expenditures and our ability to borrow and raise additional capital.

Oil and natural gas prices are subject to wide fluctuations in response to relatively minor changes in or perceptions regarding supply and demand. Historically, the markets for oil and natural gas have been volatile, and they are likely to continue to be volatile in the future. Among the factors that can cause this volatility are:

•	Commodities speculators;
•	local, national and worldwide economic conditions;
•	worldwide or regional demand for energy, which is affected by economic conditions;
•	the domestic and foreign supply of oil and gas;
•	weather conditions;
•	natural disasters;
•	acts of terrorism;
•	domestic and foreign governmental regulations and taxation;
•	political and economic conditions in oil producing countries, including those in the Middle East and South America;
•	impact of the U.S. dollar exchange rates on oil prices;
•	the availability of refining capacity;
•	actions of the Organization of Petroleum Exporting Countries, or OPEC, and other state controlled oil companies relating to oil price and production controls; and
•	the price and availability of other fuels.

It is impossible to predict oil and gas price movements with certainty. A drop in prices may not only decrease our future revenues on a per unit basis but also may reduce the amount of oil and gas that we can produce economically. A substantial or extended decline in oil and gas prices may materially and adversely affect our future business enough to force us to cease our business operations. In addition, our reserves, financial condition, results of operations, liquidity and ability to finance and execute planned capital expenditures will also suffer in such a price decline.

Lower prices for oil and natural gas reduce demand for our services and could have a material adverse effect on our revenue and profitability.

Benchmark crude prices peaked at over $140 per barrel in July 2008 and then declined to approximately $92 per barrel at year-end 2012. During 2013, the benchmark for crude prices fluctuated between $85 per barrel and $110 per barrel. Demand for our services depends on oil and natural gas industry activity and expenditure levels that are directly affected by trends in oil and natural gas prices. In addition, demand for our services is particularly sensitive to the level of exploration, development and production activity of and the corresponding capital spending by, oil and natural gas companies. Any prolonged reduction in oil and natural gas prices could depress the near-term levels of exploration, development, and production activity. Perceptions of longer-term lower oil and natural gas prices by oil and natural gas companies could similarly reduce or defer major expenditures given the long-term nature of many large-scale development projects. Lower levels of activity result in a corresponding decline in the demand for our services, which could have a material adverse effect on our revenue and profitability. Additionally, these factors may adversely impact our financial position if they are determined to cause an impairment of our long-lived assets.

Our business is affected by local, national and worldwide economic conditions and the condition of the oil and natural gas industry.

Recent economic data indicates the rate of economic growth worldwide has declined significantly from the growth rates experienced in recent years. Current economic conditions have resulted in uncertainty regarding energy and commodity prices. In addition, future economic conditions may cause many oil and natural gas production companies to further reduce or delay expenditures in order to reduce costs, which in turn may cause a further reduction in the demand for drilling services. If conditions worsen, our business and financial condition may be adversely impacted.

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Our business involves numerous operating hazards, and our insurance and contractual indemnity rights may not be adequate to cover our losses.

Our operations are subject to the usual hazards inherent in the drilling and operation of oil and natural gas wells, such as blowouts, reservoir damage, loss of production, loss of well control, punch throughs, craterings, fires and pollution. The occurrence of these events could result in the suspension of drilling or production operations, claims by the operator and others affected by such events, severe damage to, or destruction of, the property and equipment involved, injury or death to drilling personnel, environmental damage and increased insurance costs. We may also be subject to personal injury and other claims of drilling personnel as a result of our drilling operations. Operations also may be suspended because of machinery breakdowns, abnormal operating conditions, failure of subcontractors to perform or supply goods or services and personnel shortages.

Damage to the environment could result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by host governments, oil and natural gas companies and other businesses operating offshore and in coastal areas, as well as claims by individuals living in or around coastal areas.

As is customary in our industry, the risks of our operations are partially covered by our insurance and partially by contractual indemnities from our customers. However, insurance policies and contractual rights to indemnity may not adequately cover losses, and we may not have insurance coverage or rights to indemnity for all risks. Moreover, pollution and environmental risks generally are not fully insurable. If a significant accident or other event resulting in damage to our drilling units, including severe weather, terrorist acts, war, civil disturbances, pollution or environmental damage, occurs and is not fully covered by insurance or a recoverable indemnity from a customer, it could adversely affect our financial condition and results of operations.

Our business is subject to numerous governmental laws and regulations, including those that may impose significant costs and liability on us for environmental and natural resource damages.

Many aspects of our operations are affected by governmental laws and regulations that may relate directly or indirectly to the contract drilling industry, including those requiring us to control the discharge of oil and other contaminants into the environment or otherwise relating to environmental protection. Countries where we currently operate have environmental laws and regulations covering the discharge of oil and other contaminants and protection of the environment in connection with operations. Additionally, our operations and activities in the United States and its territorial waters are subject to numerous environmental laws and regulations, including the Clean Water Act, the OPA, the Outer Continental Shelf Lands Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Resource Conservation and Recovery Act and MARPOL. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, the denial or revocation of permits or other authorizations and the issuance of injunctions that may limit or prohibit our operations.

Laws and regulations protecting the environment have become more stringent in recent years and may in certain circumstances impose strict liability, rendering us liable for environmental and natural resource damages without regard to negligence or fault on our part. These laws and regulations may expose us to liability for the conduct of, or conditions caused by, others or for acts that were in compliance with all applicable laws at the time the acts were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new laws or regulations relating to exploratory or development drilling for oil and natural gas could materially limit future contract drilling opportunities or materially increase our costs. In addition, we may be required to make significant capital expenditures to comply with such laws and regulations.

In addition, some financial institutions are imposing, as a condition to financing, requirements to comply with additional non-governmental environmental and social standards in connection with operations outside the United States, such as the Equator Principles, a credit risk management framework for determining, assessing and managing environmental and social risk in project finance transactions. Such additional standards could impose significant new costs on us, which may materially and adversely affect us.

Changes in U.S. federal laws and regulations, or in those of other jurisdictions where we operate, including those that may impose significant costs and liability on us for environmental and natural resource damages, may adversely affect our operations.

If the U.S. government amends or enacts new federal laws or regulations, our potential exposure to liability for operations and activities in the United States and its territorial waters may increase. Although the Oil Pollution Act of 1990 provides federal caps on liability for pollution or contamination, future laws and regulations may increase our liability for pollution or contamination resulting from any operations and activities that the Company may have in the United States and its territorial waters including punitive damages and administrative, civil and criminal penalties. Additionally, other jurisdictions where we operate have modified, or may in the future modify, their laws and regulations in a manner that would increase our liability for pollution and other environmental damage.

Our financial condition may be adversely affected if we are unable to identify and complete future acquisitions, fail to successfully integrate acquired assets or businesses we acquire, or are unable to obtain financing for acquisitions on acceptable terms.

The acquisition of assets or businesses that we believe to be complementary to our exploration and production operations is an important component of our business strategy. We believe that acquisition opportunities for EnerJex, such as the merger with Black Raven, may arise from time to time, and that any such acquisition could be significant. At any given time, discussions with one or more potential sellers may be at different stages. However, any such discussions may not result in the consummation of an acquisition transaction, and we may not be able to identify or complete any acquisitions. We cannot predict the effect, if any, that any announcement or consummation of an acquisition would have on the trading price of our securities. Our business is capital intensive and any such transactions could involve the payment by us of a substantial amount of cash. We may need to raise additional capital through public or private debt or equity financings to execute our growth strategy and to fund acquisitions. Adequate sources of capital may not be available when needed on favorable terms. If we raise additional capital by issuing additional equity securities, existing stockholders may be diluted. If our capital resources are insufficient at any time in the future, we may be unable to fund acquisitions, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

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Any future acquisitions could present a number of risks, including:

•	the risk of using management time and resources to pursue acquisitions that are not successfully completed;
•	the risk of incorrect assumptions regarding the future results of acquired operations;
•	the risk of failing to integrate the operations or management of any acquired operations or assets successfully and timely; and
•	the risk of diversion of management's attention from existing operations or other priorities.

If we are unsuccessful in completing acquisitions of other operations or assets, our financial condition could be adversely affected and we may be unable to implement an important component of our business strategy successfully. In addition, if we are unsuccessful in integrating our acquisitions in a timely and cost-effective manner, our financial condition and results of operations could be adversely affected.

The loss of some of our key executive officers and employees could negatively impact our business prospects.

Our future operational performance depends to a significant degree upon the continued service of key members of our management as well as marketing, sales and operations personnel. The loss of one or more of our key personnel could have a material adverse effect on our business. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and operations personnel. We may experience intense competition for personnel, and we cannot assure you that we will be able to retain key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.

Failure to employ a sufficient number of skilled workers or an increase in labor costs could hurt our operations.

We require skilled personnel to operate and provide technical services to, and support for, our drilling units. In periods of increasing activity and when the number of operating units in our areas of operation increases, either because of new construction, re-activation of idle units or the mobilization of units into the region, shortages of qualified personnel could arise, creating upward pressure on wages and difficulty in staffing. The shortages of qualified personnel or the inability to obtain and retain qualified personnel also could negatively affect the quality and timeliness of our work. In addition, our ability to expand operations depends in part upon our ability to increase the size of the skilled labor force.

Risks Related to EnerJex

Ownership of our common stock is highly concentrated, and such concentration may prevent other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

EnerJex's directors and executive officers, together with their respective affiliates, beneficially own or control more than 50% of the Company (see the section entitled "Voting Securities" beginning on page 4 of our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 23, 2014 for more information on the ownership of the Company). Accordingly, these directors, executive officers and their affiliates, acting individually or as a group, have substantial influence over the outcome of a corporate action requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. West Coast Opportunity Fund, LLC ("WCOF"), which owns approximately 45% of our issued and outstanding voting securities, and Montecito Venture Partners, LLC ("MVP"), which owns approximately 6% of our issued and outstanding voting securities, are parties to an irrevocable voting and proxy agreement, by which MVP granted to WCOF a proxy to vote MVP's shares with regard to the election of our board of directors. That irrevocable voting and proxy agreement gives WCOF the power to elect a majority of the members of our board of directors. These stockholders also may exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company. In addition, the significant concentration of stock ownership may affect adversely the market value of EnerJex's common stock and Series A preferred stock due to investors' perception that conflicts of interest may exist or arise.

We are exempt from certain governance requirements applicable to other listed companies, and therefore our board will not consist of a majority of "independent directors," and our audit committee will not have three "independent" members.

The listing standards for the NYSE MKT on which our shares of Series A Preferred Stock will be listed for trading generally require that the boards of directors of listed companies consist of a majority of "independent directors," and that a listed company's audit committee must have three independent members. We are a "controlled company" because WCOF and MVP own more than 50% of our issued and outstanding voting securities and are parties to an irrevocable voting and proxy agreement that gives WCOF a proxy to vote MVP's shares, which will give WCOF control of the election of a majority of the members of our board of directors. As a result, we are exempt from the requirement that a majority of our directors be "independent directors." At present, only two of our five directors are "independent directors." In addition, because we are a "smaller reporting company," as such terms are used in the listing standards for the NYSE MKT, our audit committee is not required to have three independent members. At present, our audit committee consists of two persons, both of whom are independent directors.

Anti-takeover provisions in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or management and could make a third-party acquisition of the company difficult.

Our amended and restated articles of incorporation and bylaws, as amended, contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock, and have a negative effect on the price at which shares of our Series A preferred stock will trade.

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We have sustained losses in the past, and our future profitability is subject to many risks inherent in the oil and natural gas exploration and production industry.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing and maintaining a business in the exploration and production industry. There is nothing conclusive at this time on which to base an assumption that our business operations will prove to be successful or that we will be able to operate profitably. Our future operating results will depend on many factors, including:

•	the future prices of oil and gas;
•	our ability to raise adequate capital;
•	success of our development and exploration efforts;
•	our ability to manage our operations cost effectively;
•	effects of our hedging strategies;
•	demand for oil and gas;
•	the level of our competition;
•	our ability to attract and maintain key management, employees and operators;
•	transportation and processing fees on our facilities;
•	fuel conservation measures;
•	alternate fuel requirements or advancements;
•	government regulation and taxation;
•	technical advances in fuel economy and energy generation devices; and
•	our ability to efficiently explore, develop and produce sufficient quantities of marketable oil and gas in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations, we must, alone or with others, successfully execute on the factors stated above, along with continually developing ways to enhance our production efforts. Despite our best efforts, we may not be successful in our development efforts or obtain required regulatory approvals. There is a possibility that some of our wells may never produce oil or gas in sustainable or economic quantities.

We will need additional capital in the future to finance our planned growth, which we may not be able to raise or may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. We will need to rely on cash flow from operations and borrowings under our credit facility or raise additional cash to fund our operations, pay outstanding long-term debt, fund our anticipated reserve replacement needs and implement our growth strategy, or respond to competitive pressures and/or perceived opportunities, such as investment, acquisition, exploration, work-over and development activities.

If low oil and gas prices, operating difficulties, constrained capital sources or other factors, many of which are beyond our control, cause our revenues or cash flows from operations to decrease, we may be limited in our ability to spend the capital necessary to complete our development, production exploitation and exploration programs. If our resources or cash flows do not satisfy our operational needs, we will require additional financing, in addition to anticipated cash generated from our operations, to fund our planned growth. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our acquisition, drilling, development, and exploration activities or be forced to sell some of our assets on an untimely or unfavorable basis.  Our current plans to address a drop in crude oil prices are to maintain hedges covering a portion of our expected future oil production and to reduce both capital and operating expenditures to a level equal to or below cash flow from operations.  However, our plans may not be successful in improving our results of operations and liquidity.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of existing stockholders, including rights that are senior to those of holders of our Series A preferred stock.

Approximately 34% of our total proved reserves as of December 31, 2013 consist of undeveloped reserves, and those reserves may not ultimately be developed or produced.

Our estimated total proved PV10 (present value) before tax of reserves as of December 31, 2013 was $102 million, versus $60.8 million as of December 31, 2012.   Of the 5.8 million net barrels of oil equivalent at December 31, 2013, approximately 49% are proved developed producing, approximately 17% are classified as proved developed non-producing and approximately 34% are classified as proved undeveloped.

Assuming we can obtain adequate capital resources, we plan to develop and produce all of our proved reserves, but ultimately some of these reserves may not be developed or produced. Furthermore, not all of our undeveloped reserves may be ultimately produced in the time periods we have planned, at the costs we have budgeted, or at all.

Because we face uncertainties in estimating proved recoverable reserves, you should not place undue reliance on such reserve information.

Our reserve estimates and the future net cash flows attributable to those reserves at December 31, 2013 were prepared by MHA Petroleum Consultants LLC, an independent petroleum consultant.  There are numerous uncertainties inherent in estimating quantities of proved reserves and cash flows from such reserves, including factors beyond our control and the control of these independent consultants and engineers. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that can be economically extracted, which cannot be measured in an exact manner. The accuracy of an estimate of quantities of reserves, or of cash flows attributable to these reserves, is a function of the available data, assumptions regarding future oil and gas prices, expenditures for future development and exploitation activities, and engineering and geological interpretation and judgment. Reserves and future cash flows may also be subject to material downward or upward revisions based upon production history, development and exploitation activities and oil and gas prices. Actual future production, revenue, taxes, development expenditures, operating expenses, quantities of recoverable reserves and value of cash flows from those reserves may vary significantly from the assumptions and estimates in our reserve reports. Any significant variance from these assumptions to actual figures could greatly affect our estimates of reserves, the economically recoverable quantities of oil and gas attributable to any particular group of properties, the classification of reserves based on risk of recovery, and estimates of the future net cash flows. In addition, reserve engineers may make different estimates of reserves and cash flows based on the same available data. The estimated quantities of proved reserves and the discounted present value of future net cash flows attributable to those reserves included in this report were prepared by MHA Petroleum Consultants LLC in accordance with rules of the Securities and Exchange Commission, or SEC, and are not intended to represent the fair market value of such reserves.

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The present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated reserves. We base the estimated discounted future net cash flows from our proved reserves on prices and costs. However, actual future net cash flows from our oil and gas properties also will be affected by factors such as:

•	geological conditions;
•	assumptions governing future oil and gas prices;
•	amount and timing of actual production;
•	availability of funds;
•	future operating and development costs;
•	actual prices we receive for oil and gas;
•	changes in government regulations and taxation; and
•	capital costs of drilling new wells.

The timing of both our production and our incurrence of expenses in connection with the development and production of our properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% discount factor we use when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with our business or the oil and gas industry in general.

The differential between the New York Mercantile Exchange, or NYMEX, or other benchmark price of oil and gas and the wellhead price we receive could have a material adverse effect on our results of operations, financial condition and cash flows.

The prices that we received for our oil and gas production in Kansas are typically based on a discount to the relevant benchmark prices, such as NYMEX, that are used for calculating hedge positions. In Texas, the prices that we receive for our oil and gas production are currently based on a premium to NYMEX. In Colorado, the prices that we receive for our oil and gas production are based upon a discount to NYMEX and the prices we receive for our natural gas production is based upon local market conditions but generally we receive a discount to Henry Hub. The difference between the benchmark price and the price we receive is called a differential. We cannot accurately predict oil and gas differentials. In recent years for example, production increases from competing Canadian and Rocky Mountain producers, in conjunction with limited refining and pipeline capacity from the Rocky Mountain area, have gradually widened this differential. Recent economic conditions, including volatility in the price of oil and gas, have resulted in both increases and decreases in the differential between the benchmark price for oil and gas and the wellhead price we receive. These fluctuations could have a material adverse effect on our results of operations, financial condition and cash flows by decreasing the proceeds we receive for our oil and gas production in comparison to what we would receive if not for the differential.

In order to exploit successfully our current oil and gas leases and others that we acquire in the future, we will need to generate significant amounts of capital.

The oil and natural gas exploration, development and production business is a capital-intensive undertaking. In order for us to be successful in acquiring, investigating, developing, and producing oil and gas from our current mineral leases and other leases that we may acquire in the future, we will need to generate an amount of capital in excess of that generated from our results of operations. In order to generate that additional capital, we may need to obtain an expanded debt facility and issue additional shares of our equity securities. There can be no assurance that we will be successful in ether obtaining that expanded debt facility or issuing additional shares of our equity securities, and our inability to generate the needed additional capital may have a material adverse effect on our prospects and financial results of operations. If we are able to issue additional equity securities in order to generate such additional capital, then those issuances may occur at prices that represent discounts to our trading price, and will dilute the percentage ownership interest of those persons holding our shares prior to such issuances. Unless we are able to generate additional enterprise value with the proceeds of the sale of our equity securities, those issuances may adversely affect the value of our shares that are outstanding prior to those issuances.

A significant portion of our potential future reserves and our business plan depend upon secondary recovery techniques to establish production. There are significant risks associated with such techniques.

We anticipate that a significant portion of our future reserves and our business plan will be associated with secondary recovery projects that are either in the early stage of implementation or are scheduled for implementation subject to availability of capital. We anticipate that secondary recovery will affect our reserves and our business plan, and the exact project initiation dates and, by the very nature of waterflood operations, the exact completion dates of such projects are uncertain. In addition, the reserves and our business plan associated with these secondary recovery projects, as with any reserves, are estimates only, as the success of any development project, including these waterflood projects, cannot be ascertained in advance. If we are not successful in developing a significant portion of our reserves associated with secondary recovery methods, then the project may be uneconomic or generate less cash flow and reserves than we had estimated prior to investing the capital. Risks associated with secondary recovery techniques include, but are not limited to, the following:

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•	higher than projected operating costs;
•	lower-than-expected production;
•	longer response times;
•	higher costs associated with obtaining capital;
•	unusual or unexpected geological formations;
•	fluctuations in oil and gas prices;
•	regulatory changes;
•	shortages of equipment; and
•	lack of technical expertise.

If any of these risks occur, it could adversely affect our financial condition or results of operations.

Any acquisitions we complete are subject to considerable risk.

Even when we make acquisitions that we believe are good for our business, any acquisition involves potential risks, including, among other things:

•	the validity of our assumptions about reserves, future production, revenues and costs, including synergies;
•	an inability to integrate successfully the businesses we acquire;
•	a decrease in our liquidity by using our available cash or borrowing capacity to finance acquisitions;
•	a significant increase in our interest expense or financial leverage if we incur additional debt to finance acquisitions;
•	the assumption of unknown liabilities, losses or costs for which we are not indemnified or for which our indemnity is inadequate;
•	the diversion of management's attention from other business concerns;
•	an inability to hire, train or retain qualified personnel to manage the acquired properties or assets;
•	the incurrence of other significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges;
•	unforeseen difficulties encountered in operating in new geographic or geological areas; and
•	customer or key employee losses at the acquired businesses.

Due to our lack of geographic diversification, adverse developments in our operating areas would materially affect our business.

We currently only lease and operate oil and natural gas properties located in Kansas, Colorado, Nebraska and Texas. As a result of this concentration, we may be disproportionately exposed to the impact of delays or interruptions of production from these properties caused by significant governmental regulation, transportation capacity constraints, curtailment of production, natural disasters, adverse weather conditions or other events which impact this area.

We are not the operator of some of our properties and we have limited control over the activities on those properties.

We are not the operator of our Mississippian Project, and our dependence on the operator of this project limits our ability to influence or control the operation or future development of this project. Such limitations could materially adversely affect the realization of our targeted returns on capital related to exploration, drilling or production activities and lead to unexpected future costs.

We may suffer losses or incur liability for events for which we or the operator of a property have chosen not to obtain insurance.

Our operations are subject to hazards and risks inherent in producing and transporting oil and gas, such as fires, natural disasters, explosions, pipeline ruptures, spills, and acts of terrorism, all of which can result in the loss of hydrocarbons, environmental pollution, personal injury claims and other damage to our and others' properties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. In addition, pollution and environmental risks generally are not fully insurable. As a result of market conditions, existing insurance policies may not be renewed and other desirable insurance may not be available on commercially reasonable terms, if at all. The occurrence of an event that is not covered, or not fully covered, by insurance could have a material adverse effect on our business, financial condition and results of operations.

Our hedging activities could result in financial losses or could reduce our available funds or income and therefore adversely affect our financial position.

To achieve more predictable cash flow and to reduce our exposure to adverse fluctuations in the prices of oil and gas, we have entered into derivative contracts through June 30, 2016 for approximately 236,000 barrels of crude oil. The settlement of and the mark to market of these contracts could result in both realized and unrealized hedging losses. For the year ended December 31, 2013, we incurred realized and unrealized hedging losses of approximately $740,000. The extent of our commodity price exposure is related largely to the effectiveness and scope of our derivative activities. For example, the derivative instruments we may utilize may be based on posted market prices, which may differ significantly from the actual crude oil prices we realize in our operations.

Our actual future production may be significantly higher or lower than we estimate at the time we enter into derivative transactions for such period. If the actual amount is higher than we estimate, we will have greater commodity price exposure than we intended. If the actual amount is lower than the nominal amount that is subject to our derivative financial instruments, we might be forced to satisfy all or a portion of our derivative transactions without the benefit of the cash flow from our sale or purchase of the underlying physical commodity, resulting in a substantial diminution of our liquidity. As a result of these factors, our derivative activities may not be as effective as we intend in reducing the volatility of our cash flows, and in certain circumstances may actually increase the volatility of our cash flows. In addition, while we believe our existing derivative activities are with creditworthy counterparties, continued deterioration in the credit markets may cause a counterparty not to perform its obligation under the applicable derivative instrument or impact their willingness to enter into future transactions with us.

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Our business depends in part on processing facilities owned by others. Any limitation in the availability of those facilities could interfere with our ability to market our oil and gas production and could harm our business.

The marketability of our oil and gas production will depend in part on the availability, proximity and capacity of pipelines and oil processing facilities. The amount of oil and gas that can be produced and sold is subject to curtailment in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage or lack of available capacity on such systems. The curtailments arising from these and similar circumstances may last from a few days to several months. In many cases, we will be provided only with limited, if any, notice as to when these circumstances will arise and their duration. Any significant curtailment in pipeline capacity or the capacity of processing facilities could significantly reduce our ability to market our oil and gas production and could materially harm our business.

Our reserves are subject to the risk of depletion because many of our leases are in mature fields that have produced large quantities of oil and gas to date.

A significant portion of our operations are located in or near established fields in Kansas, Colorado, Nebraska, and Texas. As a result, many of our leases are in, or directly offset, areas that have produced large quantities of oil and gas to date.  As such, our reserves may be negatively impacted by offsetting wells or previously drilled wells, which could significantly harm our business.

Our lease ownership may be diluted due to financing strategies we may employ in the future.

To accelerate our development efforts, we may take on working interest partners who will contribute to the costs of drilling and completion operations and then share in any cash flow derived from production. In addition, we may in the future, due to a lack of capital or other strategic reasons, establish joint venture partnerships or farm out all or part of our development efforts. These economic strategies may have a dilutive effect on our lease ownership and could significantly reduce our operating revenues.

We may face lease expirations on leases that are not currently held-by-production.

We have numerous leases that are not currently held-by-production, some of which have near term lease expirations and are likely to expire. Although we believe that we can maintain our most desirable leases by conducting drilling operations or by negotiating lease extensions, we can make no guarantee that we can maintain these leases.

We are subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of doing business.

Development, production and sale of oil and gas in the United States are subject to extensive laws and regulations, including environmental laws and regulations. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include, but are not limited to:

•	location and density of wells;
•	the handling of drilling fluids and obtaining discharge permits for drilling operations;
•	accounting for and payment of royalties on production from state, federal and Indian lands;
•	bonds for ownership, development and production of oil and gas properties;
•	transportation of oil and gas by pipelines;
•	operation of wells and reports concerning operations; and
•	taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws and regulations could change in ways that substantially increase our costs. Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

Our operations may expose us to significant costs and liabilities with respect to environmental, operational safety and other matters.

We may incur significant costs and liabilities as a result of environmental and safety requirements applicable to our oil and gas production activities. We may also be exposed to the risk of costs associated with Kansas Corporation Commission, the Texas Railroad Commission, and the Colorado Oil and Gas Conservation Commission, requirements to plug orphaned and abandoned wells on our oil and gas leases that were previously drilled by third parties. In addition, we may indemnify sellers or lessors of oil and gas properties for environmental liabilities they or their predecessors may have created. These costs and liabilities could arise under a wide range of federal, state and local environmental and safety laws and regulations, including regulations and enforcement policies, which have tended to become increasingly strict over time. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, imposition of cleanup and site restoration costs, liens and to a lesser extent, issuance of injunctions to limit or cease operations. In addition, claims for damages to persons or property may result from environmental and other impacts of our operations.

Strict, joint and several liability may be imposed under certain environmental laws, which could cause us to become liable for the conduct of others or for consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. New laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. If we are not able to recover the resulting costs through insurance or increased revenues, our ability to operate effectively could be adversely affected.

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We may incur substantial write-downs of the carrying value of our oil and gas properties, which would adversely impact our earnings.

We review the carrying value of our oil and gas properties under the full-cost accounting rules of the SEC on a quarterly basis. This quarterly review is referred to as a ceiling test. Under the ceiling test, capitalized costs, less accumulated amortization and related deferred income taxes, may not exceed an amount equal to the sum of the present value of estimated future net revenues (adjusted for cash flow hedges) less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. In calculating future net revenues, current prices and costs used are those as of the end of the appropriate quarterly period. Such prices are utilized except where different prices are fixed and determinable from applicable contracts for the remaining term of those contracts, including the effects of derivatives qualifying as cash flow hedges. Two primary factors impacting this test are reserve levels and current prices, and their associated impact on the present value of estimated future net revenues. Revisions to estimates of oil and gas reserves and/or an increase or decrease in prices can have a material impact on the present value of estimated future net revenues. Any excess of the net book value, less deferred income taxes, is generally written off as an expense. Under SEC regulations, the excess above the ceiling is not expensed (or is reduced) if, subsequent to the end of the period, but prior to the release of the financial statements, oil and gas prices increase sufficiently such that an excess above the ceiling would have been eliminated (or reduced) if the increased prices were used in the calculations.

Our ability to use net operating loss carryforwards to offset future taxable income may be subject to certain limitations .

We currently have net operating loss carryforwards that may be available to offset future taxable income. However, changes in the ownership of our stock (including certain transactions involving our stock that are outside of our control) could result (or may have already resulted) in an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, which may significantly limit our ability to utilize our net operating loss carryforwards. To the extent an ownership change has occurred or were to occur in the future, it is possible that the limitations imposed on our ability to use pre-ownership change losses could cause a significant net increase in our U.S. federal income tax liability and could cause U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on the trading price of our common stock and Series A preferred stock.

Section 404 of the Sarbanes-Oxley Act of 2002 requires our management to assess the effectiveness of its internal control over financial reporting and to provide a report by its registered independent public accounting firm addressing the effectiveness of our internal control over financial reporting. The Committee of Sponsoring Organizations of the Treadway Commission (COSO) provides a framework for companies to assess and improve their internal control systems. If we are unable to assert that our internal control over financial reporting is effective or if our registered independent public accounting firm is unable to express an opinion on the effectiveness of the internal controls or identifies one or more material weaknesses in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, which in turn could have an adverse effect on the trading price of our common stock and Series A preferred stock. If we fail to maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Failure to achieve and maintain effective internal control over financial reporting could have an adverse effect on the trading price of our common stock and Series A preferred stock.

A small number of customers account for a significant portion of our revenues, and the loss of one or more of these customers could materially adversely affect our financial condition and results of operations.

We derive a significant portion of our revenues from a small number of customers. Our financial condition and results of operations could be materially and adversely affected if any one of these customers interrupts or curtails their activities, fail to pay for the services that have been performed, terminate their contracts, fail to renew their existing contracts or refuse to award new contracts and we are unable to enter into contracts with new customers on comparable terms. The loss of any of our significant customers could materially adversely affect our financial condition and results of operations.

We are exposed to the credit risks of our key customers, including certain affiliated companies, and certain other third parties, and nonpayment by these customers and other parties could adversely affect our financial position, results of operations and cash flows.

We are subject to risks of loss resulting from nonpayment or nonperformance by our customers. Any material nonpayment or nonperformance by key customers and certain other third parties could adversely affect our financial position, results of operations and cash flows. If any key customers or other parties default on their obligations to us, our financial results and condition could be adversely affected. Furthermore, some of these customers and other parties may be highly leveraged and subject to their own operating and regulatory risks.

Our operations might be interrupted by the occurrence of a natural disaster or other catastrophic event.

Natural disasters or other catastrophic events could disrupt our operations or those of our strategic partners, contractors and vendors. We might suffer losses as a result of business interruptions that exceed the coverage available under our and our contractors' insurance policies or for which we or our contractors do not have coverage. Any natural disaster or catastrophic event could have a significant negative impact on our operations and financial results, and could delay our efforts to identify and execute any strategic opportunities.

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USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities under this prospectus for general corporate purposes, which may include making additions to our working capital, funding future acquisitions, or for any other purpose we describe in the applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;
•	preferred stock;
•	warrants; or
•	units.

If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Common Stock

For all matters submitted to a vote of EnerJex stockholders, each holder of EnerJex common stock is entitled to one vote for each share registered in the holder's name on EnerJex's books. EnerJex common stock does not have cumulative voting rights. The holders of a majority of the shares of EnerJex common stock can elect all of the directors standing for election. Subject to limitations under Nevada law and preferences that may be applicable to any then outstanding preferred stock, holders of EnerJex common stock are entitled to receive ratably those dividends, if any, as may be declared by the EnerJex board of directors out of legally available funds. Upon the liquidation, dissolution or winding up of EnerJex, the holders of EnerJex common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of EnerJex's debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. All shares of outstanding EnerJex common stock are fully paid and nonassessable. Holders of EnerJex common stock do not have preemptive or subscription rights, and they have no right to convert their EnerJex common stock into any other securities. There are no redemption or sinking fund provisions applicable to the EnerJex common stock. The rights, preferences and privileges of the holders of EnerJex common stock are subject to the rights of the holders of any series of preferred stock which EnerJex may designate in the future. EnerJex's articles of incorporation and bylaws do not restrict the ability of a holder of EnerJex common stock to transfer the holder's shares of EnerJex common stock.

Our common stock is currently quoted on the NYSE MKT under the trading symbol “ENRJ” and our Series A preferred stock is currently quoted on the NYSE MKT under the trading symbol “ENRJPR”.

Preferred Stock

The EnerJex board of directors is authorized, without approval of EnerJex stockholders subject to any limitations prescribed by law, to issue up to an aggregate of 25 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. The rights of the holders of EnerJex common stock and Series A preferred stock (with the prior approval of the holders of a majority of the issued and outstanding shares of the Series A preferred stock) will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The EnerJex board of directors could authorize the issuance of shares of preferred stock with terms and conditions more favorable than the EnerJex common stock or Series A preferred stock (with the prior approval of the holders of a two-thirds of the issued and outstanding shares of the Series A preferred stock) and with rights that could adversely affect the voting power or other rights of holders of the EnerJex common stock or Series A preferred stock. Prior to issuance of shares of each series of undesignated preferred stock, the EnerJex board of directors is required by the Nevada Revised Statutes and EnerJex's amended and restated articles of incorporation to adopt resolutions and file a Certificate of Designations with the Secretary of State of the State of Nevada, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. If such new series of preferred stock has rights that are senior or equal to those of the Series A preferred stock with respect to dividends or liquidation proceeds, then the terms of such new series must be approved by holders of two-thirds of the issued and outstanding shares of Series A preferred stock. Issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of EnerJex.

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Anti-Takeover Effects of Provisions of EnerJex's Amended and Restated Articles of Incorporation and Bylaws and Nevada Law

Some provisions of EnerJex's amended and restated articles of incorporation and bylaws and Nevada law contain provisions that could make the following transactions more difficult: an acquisition of EnerJex by means of a tender offer; an acquisition of EnerJex by means of a proxy contest or otherwise; or removal of EnerJex's incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that EnerJex stockholders may otherwise consider to be in their best interest or in EnerJex's best interests, including transactions that might result in a premium over the market price for EnerJex's shares.

These provisions, summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of EnerJex to first negotiate with the EnerJex board of directors. The EnerJex board of directors believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure EnerJex outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

The following provisions in EnerJex's amended and restated articles of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control or change in EnerJex's management, including transactions that EnerJex stockholders may otherwise consider to be in their best interest or in EnerJex's best interests, including transactions that might result in a premium over the market price for EnerJex's shares.

•	Authorized But Unissued Capital Stock. EnerJex has shares of common stock and undesignated preferred stock available for future issuance without stockholder approval. EnerJex may use these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on its capital stock. The existence of unissued and unreserved capital stock may enable the EnerJex board of directors to issue shares to persons friendly to current management that could render more difficult or discourage a third-party attempt to obtain control of EnerJex by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of EnerJex's management. In addition, the ability to authorize undesignated preferred stock makes it possible for the EnerJex board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of EnerJex. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of EnerJex.
•	Stockholder Meetings. EnerJex's amended and restated bylaws provide that a special meeting of stockholders may be called only by EnerJex's chairman of the board, president and chief executive officer, or by the EnerJex board of directors.
•	Requirements for Advance Notification of Stockholder Nominations and Proposals. EnerJex's amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the EnerJex board of directors or a committee of the EnerJex board of directors.
•	No Cumulative Voting Rights. EnerJex's amended and restated articles of incorporation and bylaws do not provide for cumulative voting rights. The holders of a majority of the shares of common stock entitled to vote in any election of directors, voting together as a single class, can elect all of the directors standing for election.

Nevada Anti-Takeover Law

As a Nevada corporation, EnerJex is subject to Section 78.411 to 78.444 of the Nevada Revised Statutes. This law prohibits a publicly-held Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 78-416 of the Nevada Revised Statues defines "business combination" to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10 percent or more of the corporation's assets involving the interested stockholder;
•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Limitation of Liability and Indemnification

EnerJex's amended and restated articles of incorporation contains certain provisions permitted under the Nevada Revised Statutes relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law.

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In addition, EnerJex's amended and restated articles of incorporation contain provisions to indemnify EnerJex's directors and officers to the fullest extent permitted by the Nevada Revised Statutes.

Transfer Agent and Registrar

The transfer agent and registrar for EnerJex common stock and Series A preferred stock is Standard Registrar & Transfer Co., Inc.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States Federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of EnerJex.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors, including our affiliates and stockholders, or in a rights offering;
•	through agents; or
•	through any combination of any of these methods of sale.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the "Securities Act"), to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time we sell securities covered by this prospectus, we will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement or free writing prospectus. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, and we may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell unsubscribed securities to third parties.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or free writing prospectus, naming the underwriter, the nature of any such relationship.

We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

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Any common stock or preferred sold pursuant to a prospectus supplement or free writing prospectus will be listed for trading on the NYSE MKT.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. T hose activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading "Underwriting" or "Plan of Distribution" in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

Reicker, Pfau, Pyle & McRoy LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of EnerJex. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of EnerJex as of December 31, 2013, and for the year ended December 31, 2013, incorporated in this prospectus by reference, and the effectiveness of EnerJex's internal control over financial reporting as of December 31, 2013, has been audited by L.L. Bradford & Company, LLC, an independent registered public accounting firm, as stated in their reports. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of EnerJex as of December 31, 2012, and for the year ended December 31, 2012, incorporated in this prospectus by reference, and the effectiveness of EnerJex's internal control over financial reporting as of December 31, 2012, has been audited by Weaver, Martin, & Samyn, LLC, an independent registered public accounting firm, as stated in their reports. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The information incorporated in this prospectus by reference, as of December 31, 2013 and 2012 relating to EnerJex’s estimated quantities of oil and gas reserves is derived from reserve reports prepared by MHA Petroleum Consultants LLC. This information is included in this prospectus in reliance upon such firm as experts in matters contained in the reports.

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_______________________________________________________________________

ENERJEX RESOURCES, INC.

763,547 Shares of Common Stock

1,242.17099 Shares of Series B Convertible Preferred Stock

Northland Capital Markets	Euro Pacific Capital Group, Inc.

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